                                                                    EXHIBIT 99.1

                       THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                               :
                                     : Chapter 11
                                     :
CORAM HEALTHCARE CORP. and           : Case No. 00-3299 (MFW)
CORAM, INC.,                         : (Jointly Administered)
                                     :
         Debtors.                    :
                                     :

               __________________________________________________


                   PLAN SUPPLEMENT TO THE CHAPTER 11 TRUSTEE'S
                      AMENDED JOINT PLAN OF REORGANIZATION

               __________________________________________________

Exit Facility (proposed by the Noteholders)..........................................................  Part 1

Articles of Incorporation of Reorganized Coram (proposed by the Noteholders).........................  Part 2

Bylaws of Reorganized Coram (proposed by the Noteholders)............................................  Part 3

Directors and Officers of Reorganized Coram (proposed by the Noteholders) ...........................  Part 4

Rejected Executory Contracts.........................................................................  Part 5

Settlement Agreement with Coram Resource Network, Inc., Coram Independent
Practice Association, Inc., Hobart G. Truesdell and the Official Committee of
Unsecured Creditors of Coram Resource Network, Inc. and Coram Independent
Practice Association, Inc............................................................................  Part 6

  THE TRUSTEE RESERVES THE RIGHT TO AMEND, MODIFY OR SUPPLEMENT ANY ITEM HEREIN
     PRIOR TO CONFIRMATION OF THE CHAPTER 11 TRUSTEE'S AMENDED JOINT PLAN OF
                                 REORGANIZATION.

                                 PLAN SUPPLEMENT
                                    PART ONE

                                                                  SR&Z LLP DRAFT
                                                                        09/25/03

                               FINANCING AGREEMENT

                         dated as of September __, 2003

                                  by and among

                                  CORAM, INC.,
                                  as Borrower,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                           WELLS FARGO FOOTHILL, INC,
                             as Administrative Agent

                                       and

                                MADELEINE L.L.C.,
                               as Collateral Agent

                                                                          DRAFT

                               FINANCING AGREEMENT

                  Financing Agreement, dated as of September __, 2003, by and among Coram, Inc., a Delaware corporation (the "Borrower"), the financial institutions from time to time party hereto (individually, a "Lender" and collectively, the "Lenders"), Wells Fargo Foothill, Inc., a California corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Madeleine L.L.C., a Delaware limited liability company, as collateral agent for the Lenders (in such capacity, the "Collateral Agent" and together with the Administrative Agent, the "Agents").

                                    RECITALS

                  A. On August 8, 2000, Coram Healthcare Corporation and its wholly-owned subsidiary, Coram, Inc. (collectively, the "Debtors") commenced cases (the "Chapter 11 Cases") under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

                  B. In the Chapter 11 Cases, the Chapter 11 Trustee filed the Chapter 11 Trustee's Amended Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, dated as of June 17, 2003 (the "Plan"), which was confirmed by the Bankruptcy Court on September __, 2003 pursuant to a confirmation order dated such date (the "Confirmation Order").

                  C. Pursuant to the Plan, Coram Healthcare Corporation will transfer substantially all of its assets and property to Coram, Inc., whereupon Coram Healthcare Corporation will be dissolved and Coram, Inc. will emerge from the Chapter 11 Cases as a reorganized entity having assets, property and obligations as provided in the Plan.

                  D. The Borrower, as contemplated by the Plan, has requested the Lenders to provide it with a $[56,000,000(1)] revolving credit facility, the proceeds of which may be utilized for making payments under the Plan, and for general working capital and other corporate purposes of the Borrower and its Subsidiaries after the effective date of the Plan.

                  E. The Lenders have agreed to provide such facility subject to the terms and conditions set forth herein. Accordingly, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

------------------
(1)      Pursuant to Section 2 of the Plan Funding Agreement (as defined in the
         Plan) the amount of the commitment may be reduced in the event that the Priority Tax Claims are reduced or deferred in accordance with the Bankruptcy Code.

                                                                          DRAFT

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Accounts Receivable" means any and all rights of the Loan Parties to payment for goods sold and services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

                  "Action" has the meaning specified therefor in Section 10.11.

                  "Administrative Fee" has the meaning specified therefor in
Section 2.06(d).

                  "Administrative Agent" has the meaning specified therefor in the preamble hereto.

                  "Administrative Agent's Account" means an account at a bank designated in writing by the Administrative Agent to the Borrower from time to time as the account into which the Borrower shall make all payments to the Administrative Agent for the benefit of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

                  "Administrative Agent Advances" has the meaning specified therefor in Section 9.08(a).

                  "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall either Agent or any Lender be considered an "Affiliate" of any Loan Party.

                  "Agents" has the meaning specified therefore in the preamble.

                  "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 10.07 and substantially in the form of Exhibit F.

                  "Authorized Officer" means the chief executive officer, the executive vice president, the chief financial officer, the vice president-controller or treasurer of the Borrower.

                  "Availability" means, at any time, the difference between (i) the lesser at such time of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the aggregate outstanding principal amount of all Revolving Loans at such time.

                                                                          DRAFT

                  "Bankruptcy Code" means, Title I of the Bankruptcy Reform Act of 1978, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" has the meaning specified therefor in the recitals hereto.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" has the meaning specified therefor in the preamble hereto.

                  "Borrowing Base" means, at any time, the sum of (i) [65]% of the product of (A) the Net Amount of Eligible Accounts Receivable at such time and (B) [95]% plus (ii) 100% of any cash balances that are maintained with the Administrative Agent and that secure the Obligations but no other obligations minus (iii) such reserves as the Administrative Agent may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Administrative Agent(2).

                  "Borrowing Base Certificate" means a certificate, substantially in the form of Exhibit E, signed by an Authorized Officer and setting forth the calculation of the Borrowing Base in compliance with Section 6.01(a)(v).

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                  "Business Interruption Event" has the meaning specified in
Section 2.05(c)(iv)(A).

                  ["Business Plan" means a schedule of projected cash receipts, cash disbursements and monthly cash flows of the Borrower and its Subsidiaries prepared on a monthly basis, through [December 31, 200__](3)].

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or a similar fixed asset account on its balance sheet during such period, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all consideration paid or payable by such Person and its Subsidiaries to purchase or otherwise acquire the business, fixed assets of, or, the Capital Stock of any other Person during such period; provided, however, that Capital Expenditures shall not include expenditures by such Person or its Subsidiaries of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are permitted by Section 2.05(c)(iv).

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not

------------------
(2) Borrowing Base Formula may change upon Lender's review of Coram's Balance Sheet.

(3)      Trustee to send Lenders a copy of the Business Plan and projections.

                                                                          DRAFT

voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Concentration Account" means the lockbox and blocked account maintained by the Borrower at the Cash Concentration Account Bank under the sole dominion and control of the Administrative Agent.

                  "Cash Concentration Account Bank" means Harris Trust & Savings Bank or such other bank as the Borrower may select with the written approval of the Administrative Agent.

                  "Casualty Event" has the meaning specified therefor in Section 2.05(c)(iv)(A).

                  "Change of Control" means each occurrence of any of the following:

                           (a) One or more members of the Equityholder Group
shall cease to be the "beneficial owners" (as defined in Rule 13-d under the Exchange Act) of at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or

                           (b) during any period of two consecutive years,
individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) shall cease for any reason to constitute a majority of the Board of Directors of the Borrower;

                           (c) any change in control with respect to the
Borrower or any of its Subsidiaries (or similar event, however denominated) shall occur under any agreement or instrument in respect of Indebtedness (other than Capitalized Lease Obligations) to which the Borrower or any of its Subsidiaries is a party; or

                           (d) the Borrower shall cease to have beneficial
ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each Guarantor, free and clear of all Liens.

                  "Chapter 11 Cases" has the meaning specified therefor in the recitals hereto.

                  "Closing Fee" has the meaning specified therefor in Section 2.06(a).

                                                                          DRAFT

                  "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Collateral" means all property and assets purported to be subject to a security interest or other Lien created pursuant to any and all of the Pledge Agreement and the Security Agreement.

                  "Confirmation Order" has the meaning specified in the recitals hereto.

                  "Consolidated" means, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all consolidated Subsidiaries thereof.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Credit Event" means any borrowing of Revolving Loans hereunder.

                  "Cure Loans" has the meaning specified therefor in Section 3.03(e)(iii).

                  "Debtors" has the meaning specified in the recitals hereto.

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Depository Accounts" means (i) those Deposit Accounts (as defined in the Security Agreement) identified as such on Schedule VI of the Security Agreement and (ii) each

                                                                          DRAFT

other lock-box or blocked depository accounts maintained by the Borrower or any of its Subsidiaries for the collection of the cash of the Borrower and its Subsidiaries and the proceeds of Accounts Receivable.

                  "Disclosure Statement" means the Second Amended Disclosure Statement with respect to the Plan pursuant to Section 1125 of the Bankruptcy Code, dated as of June 24, 2003.

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Loan Party or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person other than (i) sale of inventory or medical equipment in the ordinary course of business and (ii) sales or other dispositions of obsolete or worn-out equipment in the ordinary course of business.

                  "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

                  "EBITDA" means, for any period with respect to the Borrower and its Subsidiaries (i) the sum of (A) Net Income, (B) Interest Expense, (C) depreciation and amortization expense, federal, state and local income and franchise tax expense, any extraordinary losses, any net losses attributable to discontinued operations and any restructuring charges (whether cash or non-cash), and (D) any expenses recognized that are directly associated with the reorganization of the Borrower in accordance with the Plan including such items as retention pay, professional fees, success bonuses, administrative fees, financing fees, minus (ii) to the extent added in computing Net Income, any extraordinary gains and any net gains attributable to discontinued operations, in all cases for such period with respect to the Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

                  "Effective Date" has the meaning specified therefor in Section 4.01.

                  "Eligible Accounts Receivable" means Accounts Receivable created by the Loan Parties in the ordinary course of business arising out of the sale, lease or rental of goods or rendition of services by the Loan Parties which are and at all times shall continue to be acceptable to the Administrative Agent in all respects. Standards of eligibility set forth in this definition may be fixed and revised from time to time solely by the Administrative Agent in the Administrative Agent's exclusive reasonable judgment; provided, however, that the Administrative Agent shall notify the Borrower of any such revisions in writing at least three Business Days prior to taking effect. In general, without limiting the foregoing, an Account Receivable shall in no event be deemed to be an Eligible Account Receivable unless: (a) all payments due on such Account Receivable have been invoiced and the underlying goods (if any) shipped or services (if any) performed, as the case may be; (b) the payment due on such Account Receivable is not more than 120 days past the invoice date; (c) such Account Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Account Debtor) which requires no further act under any circumstances on the part of any Loan Party in order to cause such Account Receivable to be payable in full by such Account Debtor; (d) such Account Receivable is in full conformity with

                                                                          DRAFT

the representations and warranties made by any and all of the Loan Parties to the Administrative Agent or the Lenders with respect to such Account Receivable and such Account Receivable is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by such Loan Party or any security interest created pursuant to the Security Agreement or permitted by Section 6.02(a); (e) such Account Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the applicable state; (f) the Account Debtor has not asserted that such Account Receivable, and the Borrower is not aware that such Account Receivable, (i) arises out of a bill and hold (other than primary voucherables), consignment or progress billing arrangement or (ii) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by such Account Receivable or independently thereof provided that such Account Receivable shall only be ineligible to the extent thereof; (g) the Account Debtor has finally accepted the goods or approved the services from the sale out of which such Account Receivable arose and has not objected to its liability thereon or, in the case of an Accounts Receivable arising from a sale of goods, returned rejected or repossessed any of such goods, except for goods returned in the ordinary course of business provided that such Account Receivable shall only be ineligible with respect to that portion thereof which has been objected to or which relates to goods returned, rejected or repossessed; (h) the Account Debtor is not (1) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (other than Accounts Receivable from Medicare, Medicaid, CHAMPUS, [TriCare,] prison systems, universities and the Veterans Administration or unless there has been full compliance to the satisfaction of the Administrative Agent with any applicable assignment of claims statute), (2) an Affiliate of the Borrower or any of such Loan Party or (3) a natural person or self-pay Account Debtor; (i) the Account Debtor is an obligor located in the United States or Puerto Rico, or an obligor located in another jurisdiction if such Account Receivable is covered by a letter of credit or credit insurance in favor of, or assigned to, the Collateral Agent in form and substance satisfactory to the Collateral Agent; (j) such Account Receivable complies with all material requirements of all applicable laws and regulations, whether federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices a privacy); (k) to the knowledge of the Borrower, such Account Receivable is in full force and effect and constitutes valid and binding obligation of the Account Debtor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar law affecting the enforcement of creditors' rights generally; (l) such Account Receivable is denominated in and provides for payment by the Account Debtor in Dollars; (m) such Account Receivable has not been, and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of such Loan Party; (n) the Collateral Agent on behalf of the Lender possess a valid, perfected first priority security interest in such Account Receivable as security for payment of the Obligations; (o) the Account Receivable is not with respect to an Account Debtor located in New Jersey, Minnesota, or any other state denying creditors accesses to its courts in the absence of a certificate of authorization to do business in such state or a Notice of Business Activities Report or other similar filing, unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or have filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and
(p) the Administrative Agent is satisfied

                                                                          DRAFT

with the credit standing of the Account Debtor in relation to the amount of credit extended. Notwithstanding the foregoing, (q) all Eligible Accounts Receivable from the following Account Debtors which, in the aggregate, exceed the percentages indicated of the total Eligible Accounts Receivable at the time of any such determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess:

    Account Debtor                        Percentage
    --------------                        ----------
Medicare/Medicaid                            40%
Any one Account Debtor                       15%

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Borrower or any of its ERISA Affiliates.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, or judgment arising under Environmental Laws, and including any letter or other communication from any Governmental Authority involving violations of Environmental Laws or the Release of Hazardous Materials
(i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.) as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of human health, safety and the environment or natural resources.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which arise under any Environmental Laws.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                                                                          DRAFT

                  "Equityholder Group" means Cerberus Partners, L.P., Goldman Sachs Credit Partners L.P., and Wells Fargo Foothill, Inc. and their respective Affiliates and the successors of such Persons and such Affiliates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

                  "Event of Default" means any of the events set forth in
Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period of the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" means the date which is the earlier of
(i) _______ __, 2008 and (ii) such date on which the Revolving Loans shall become due and payable in accordance with the terms of this Agreement.

                  "Final Order" means an order or judgment of a court as to which (i) any appeal that has been taken has been determined finally or dismissed and such order has not been reversed, stayed, modified or amended,
(ii) the time to appeal, petition for certiorari or request reargument or rehearing has expired and as to which no appeal, petition for certiorari, or request for reargument or rehearing is pending or as to which any right to appeal, petition for certiorari, or request reargument or rehearing has been waived or if an appeal, certiorari, reargument or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, or (iii) the time to take any appeal or to seek certiorari or further reargument or rehearing has expired.

                  "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each year.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person and its Subsidiaries for any period as determined on a Consolidated basis, the ratio of (i) EBITDA of such Person and its Subsidiaries for such period minus Capital Expenditures made by such Person and

                                                                          DRAFT

its Subsidiaries during such period, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries, scheduled to be paid or prepaid during such period to the extent there is not an equivalent permanent reduction in the commitments thereunder, plus (B) Interest Expense of such Person and its Subsidiaries for such period, plus (C) income taxes paid or payable by such Person and its Subsidiaries, during such period, plus (D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of any Loan Party, dividends or distributions paid by such Loan Party to any other Loan Party) during such period, plus (E) Capital Expenditures made by such Person and its Subsidiaries during such period, plus (F) all amounts paid or payable by such Person and its Subsidiaries on Operating Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for a particular period (w) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and
(2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (x) interest on Indebtedness bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period; (y) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate; and (z) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

                  "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantors" means (i) each Subsidiary of the Borrower listed on Schedule 5.01(e), (ii) each other Person that becomes a Subsidiary of the Borrower after the date hereof; and (iii) each other Person that guarantees all or any part of the Obligations.

                  "Guaranty" means the guaranty substantially in the form of Exhibit B hereto, made by the Guarantors in favor of the Agents for the benefit of the Lenders.

                  "Hazardous Materials" means (i) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(v) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances;

                                                                          DRAFT

provided, however, (x) in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (y) to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Law, such broader meaning shall apply in the relevant state.

                  "Health Care Law" means any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Centers in Medicare and Medicaid Services, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration, any other Governmental Authority or the Health Industry Manufacturers Association or any other industry organization, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, the Physician Self- Referral Laws, relating in any way to the manufacture, distribution, marketing, sale or other disposition of any product or service of the Borrower or any of its Subsidiaries, the conduct of the business of the Borrower or any of its Subsidiaries, the provision of health care services generally, or to any relationship among the Borrower and its Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than Operating Lease Obligations, trade or other accounts payable and accrued expenses of such Person arising in the ordinary course of such Person's business and in accordance with customary trade terms); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made (other than Operating Lease Obligations, trade or other accounts payable and accrued expenses of such Person arising in the ordinary course of such Person's business in accordance with customary trade terms); (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements;
(viii) all Contingent Obligations of such Person; and (ix) all obligations referred to in clauses (i) through

                                                                          DRAFT

(viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "Indemnified Matters" has the meaning specified therefor in
Section 10.13.

                  "Indemnitees" has the meaning specified therefor in Section 10.13.

                  "Initial Revolving Loan Date" means the date on which the conditions set forth in Section 4.02 hereof are satisfied or waived by the requisite percentage of Lenders, and an initial Revolving Loan is made in accordance with the terms of this Agreement.

                  "Interest Expense" means, for any period with respect to the Borrower and its Subsidiaries, the interest expense for such period as determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock and (v) payments of interest expense in kind.

                  "Joint Venture" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (excluding any such entity that is a Subsidiary of such Person), of which a portion of (i) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (ii) the interest in the capital or profits of such partnership or limited liability company or (iii) the beneficial interest in such trust or estate is, on such date, owned or controlled, directly or indirectly, through one or more intermediaries, by such Person.

                  "JV Subsidiaries" means the Subsidiaries of the Borrower identified as "JV Subsidiaries" on Schedule 5.01(e).

                  "Lease" means any lease of real property to which any Loan Party is a party as lessor or lessee.

                  "Lender" has the meaning specified therefor in the preamble hereto.

                  "Leverage Ratio" means, for any period, the ratio of (i) the Indebtedness of the Borrower and its Subsidiaries on the last day of such period to (ii) EBITDA for such period.

                  "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                                                                          DRAFT

                  "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account, at the Payment Office and with respect to the Borrower, in which the Borrower will be charged with all Revolving Loans made to, and all other Obligations incurred by, the Borrower.

                  "Loan Documents" means this Agreement, the Revolving Credit Notes, the Guaranty, the Pledge Agreement, the Security Agreement, each Supplemental Agreement, and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Revolving Loan or other Obligation.

                  "Loan Parties" means the Borrower and the Guarantors.

                  "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets or properties, or condition (financial or otherwise) of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties to perform their obligations under any Loan Document to which they are a party, (iii) the legality, validity or enforceability of this Agreement and the other Loan Documents, (iv) the rights and remedies of the Agents and the Lenders under any Loan Document, or (v) the validity, perfection or priority of the Liens in favor of the Collateral Agent for the benefit of the Lenders on any of the Collateral.

                  "Minimum EBITDA" means the minimum EBITDA permitted under
Section 6.02(t).

                  "Minimum Eligible Accounts Receivable" means the minimum Eligible Accounts Receivable permitted under Section 6.02(w).

                  "Minimum Net Worth" means the minimum Net Worth permitted under Section 6.02(s).

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which the Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

                  "Net Amount of Eligible Accounts Receivable" means at any time, without duplication, the gross amount of Eligible Accounts Receivable at such time plus (i) 75% of unapplied cash and credits greater than 90 days less
(ii) returns, chargebacks, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom only (A) any Indebtedness secured by any Lien permitted by Section 6.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in

                                                                          DRAFT

connection with such Disposition (other than Indebtedness under this Agreement),
(B) reasonable expenses related thereto reasonably incurred by such Person or such Subsidiary or Affiliate in connection therewith, (C) transfer taxes paid by such Person or such Subsidiary or Affiliate in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (E) to the extent required or permitted by GAAP, reserves, if any, in connection with indemnification or similar obligations of such Person in connection with such Disposition; and (ii) with respect to the sale or issuance by any Person of any shares of its Capital Stock or any debt securities or other Indebtedness, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

                  "Net Income" means, for any period with respect to the Borrower and its Subsidiaries, the aggregate net income (or net loss) for such period, as determined on a Consolidated basis in accordance with GAAP.

                  "Net Worth" means, at any date, with respect to any Person, the sum of (i) the Capital Stock and additional paid-in-capital of such Person and its Consolidated Subsidiaries on such date plus (b) retained earnings (or less accumulated deficits) of such Person and its Consolidated Subsidiaries, determined on a Consolidated basis on such date and in accordance with GAAP.

                  "Non Pro Rata Loans" has the meaning specified therefor in
Section 3.03(e).

                  "Notice of Borrowing" has the meaning specified therefor in
Section 2.02(a).

                  "Obligations" means (i) the obligations of the Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Loan Documents, any Hedging Agreement or any agreement for cash management services with the Administrative Agent or the Lenders or an Affiliate thereof entered into in connection with this Agreement or any Loan Document, due or to become due, for principal, interest, contingent reimbursement obligations with respect to outstanding fees, indemnification payments, expense reimbursements or otherwise whether or not evidenced by any note, guaranty or instrument, and (ii) the obligations of the Borrower and each other Loan Party to perform or observe all of its obligations from time to time existing under the Loan Documents, any Hedging Agreement or any agreement for cash management services with the Administrative Agent or the Lenders or an Affiliate thereof entered into in connection with this Agreement or any Loan Document.

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

                  "Other Taxes" has the meaning specified therefor in Section 2.07(a)(iii).

                                                                           DRAFT

                  "Participant Register" has the meaning specified therefor in
Section 10.07(g).

                  "Payment Office" means the Administrative Agent's office located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, or at such other office or offices of such Agent as may be designated in writing from time to time by such Agent to the Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Acquisition" means the acquisitions of alternate site healthcare businesses or of businesses which are substantially similar to that of the Borrower; provided that (i) the aggregate amount of any proceeds of outstanding Revolving Loans, which are utilized for a single proposed Permitted
Acquisition, shall not exceed $[   ] at any one time; (ii) the aggregate amount
of any proceeds of outstanding Revolving Loans which are utilized for all
proposed Permitted Acquisitions shall not exceed $[   ] at any one time; (iii)
the total consideration of any single proposed Permitted Acquisition shall not
exceed $[   ]; (iv) pro forma Availability after giving effect to the proposed
Permitted Acquisition (including all borrowings in connection therewith) shall
not be less than $[   ]; (v) the proposed Permitted Acquisition has been
approved by the board of directors (or analogous governing body including any trustee or analogous fiduciary) of the Person whose Capital Stock or assets are being acquired; and (vi) both before and immediately after giving effect to the proposed Permitted Acquisition (including without limitation, compliance with the financial covenants on a pro forma basis after giving effect to the proposed Permitted Acquisition), no Default or Event of Default has or will occur or be continuing. The Borrower shall give the Administrative Agent ten (10) days' prior written notice of each proposed Permitted Acquisition, and together with such notice and also on the date of such proposed Permitted Acquisition, the Borrower shall furnish each Agent with a certificate of the Borrower regarding compliance with the terms of this definition of "Permitted Acquisition" and such other evidence of compliance with this definition of "Permitted Acquisition" as either Agent shall reasonably request.(4)

                  "Permitted Indebtedness" means:

                           (i) any Indebtedness owing to the Administrative
Agent and the Lenders under this Agreement and the other Loan Documents;

                           (ii) any Indebtedness existing on the date hereof as
set forth in Schedule 6.02(b) and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof, and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement;

                           (iii) any Indebtedness permitted under Section
6.02(e);

------------------
(4)      Financial baskets to be confirmed upon review of Business Plan.

                                                                          DRAFT

                           (iv) any Contingent Obligations of the Borrower with
respect to Operating Lease Obligations and other obligations in the ordinary course of business;

                           (v) any Indebtedness secured by Liens permitted by
clause (vii) or (viii) of the definition of the term "Permitted Liens";

                           (vi) intercompany Indebtedness between (i) the
Borrower and any other Loan Party or (ii) any Loan Party and any other Loan Party, in an aggregate amount for all such Indebtedness not exceeding at any
time $[   ];

                           (vii) any Hedging Agreement of the Borrower, entered
into in order to hedge the interest payable on up to 100% of the aggregate outstanding principal amount of the Revolving Loans as of the date on which the most recent such Hedging Agreement is entered into, in the form approved by the Required Lenders;

                           (viii) any reimbursement obligations in connection
with letters of credit issued by financial institutions for the account of the Borrower, which letters of credit are cash collateralized at not less than 100% of the stated amount thereof; and

                           (ix) Indebtedness owing by a Subsidiary of the
Borrower existing at the time such Subsidiary of the Borrower was acquired (or assumed by the Borrower or such Subsidiary at the time assets of such Subsidiary were acquired) in a Permitted Acquisition and any extensions, renewals or replacements of such Indebtedness to the extent that (A) the aggregate principal amount of such Indebtedness is not at any time increased, (B) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (C) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement, provided that, such Indebtedness was not incurred or created in connection with or in contemplation of such acquisition.

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 270 days from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 270 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,000,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

                                                                          DRAFT

                  "Permitted Liens" means:

                           (i) Liens for taxes, assessments and governmental
charges the payment of which is not required under Section 6.01(c);

                           (ii) Liens imposed by law, such as carriers',
warehousemen's, mechanics', materialmen's and other similar Liens arising (provided that they are subordinate to the Collateral Agent's Liens on Inventory and the trademarks of the Borrower) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money);

                           (iii) Liens existing on the date hereof, as set forth
on Schedule 6.02(a), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

                           (iv) deposits and pledges securing (A) obligations
incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts, including those for utilities (other than for the payment of money) and statutory obligations or (C) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

                           (v) easements, zoning restrictions and similar
encumbrances on real property and minor irregularities in the title thereto that do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

                           (vi) Liens upon real or personal property acquired or
held in the ordinary course of business at the time of acquisition or improvement of such property to secure the purchase price thereof or incurred solely to finance the acquisition or improvement of such property, provided that
(A) such Liens do not cover property other than the property acquired or improved, (B) the Indebtedness secured by such Liens does not in any case exceed the lesser of the cost or fair market value of such property at the time of such acquisition, and (C) Liens incurred in connection with the Capitalized Lease Obligations, so long as the aggregate principal amount of Indebtedness secured by the Liens permitted pursuant to this clause (g) does not exceed $[ ] at any one time outstanding;

                           (vii) Liens on cancellation premiums with respect to
insurance policies maintained by the Borrower in the ordinary course of business, securing Indebtedness of the Borrower not exceeding $[ ] at any one time outstanding the proceeds of which have been used to acquire such insurance policies; and

                           (viii) Liens on cash collateral pledged to support
reimbursement obligations with respect to the letters of credit described in clause (viii) of the definition of Permitted Indebtedness.

                                                                           DRAFT

                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

                  "Physician Self-Referral Laws" means 42 U.S.C. Section 1320a-7b and Section 1395nn, as from time to time amended, modified or supplemented, and any successor or similar law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement of any Governmental Authority that imposes restrictions on the right of the Borrower or any of its Subsidiaries to bill any Governmental Authority if the physician ordering the applicable service has an ownership, investment or other regulated financial interest in the Borrower or any of its Subsidiaries or receives compensation from the Borrower or any of its Subsidiaries, including, by way of example, California Labor Code Section 139 and California Business & Professions Code Sections 650.01 and 650.02, in each case as from time to time amended, modified or supplemented.

                  "Plan" has the meaning specified therefor in the recitals hereto.

                  "Pledge Agreement" means the Pledge and Security Agreement made by each Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit D-1, securing the Obligations and delivered to the Administrative Agent.

                  "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%.

                  "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment by
(ii) the Total Revolving Commitment; provided that if the Revolving Credit Commitments have been reduced to zero, the numerator shall be the sum of the aggregate unpaid principal amount of such Lender's Revolving Loans (including Administrative Agent Advances), and the denominator shall be the sum of the aggregate unpaid principal amount of all of the Revolving Loans (including Administrative Agent Advances).

                  "Reference Bank" means Wells Fargo its successors or any other commercial bank designated by the Administrative Agent to the Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning specified therefor in Section 10.07(d).

                                                                          DRAFT

                  "Registered Loan" has the meaning specified therefor in
Section 2.03(c).

                  "Registered Note" has the meaning specified therefor in
Section 2.03(c).

                  "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                  "Required Lenders" means Lenders whose Pro Rata Shares aggregate more than 50%.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder to the Borrower in an aggregate principal amount outstanding at any time not to exceed the amount set forth opposite such Lender's name on Schedule 1.01, in each case, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Revolving Credit Note" means a promissory note of the Borrower, substantially in the form of Exhibit A, made payable to a Lender (or, if requested by such Lender, to such Lender and its registered assigns), evidencing the Indebtedness resulting from the making by such Lender to the Borrower of Revolving Loans, as such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                  "Revolving Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a).

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                                                                          DRAFT

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  "Security Agreement" means the Security Agreement made by each Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit D-2, securing the Obligations and delivered to the Administrative Agent.

                  "Settlement Period" has the meaning specified therefor in
Section 2.02(d).

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be Consolidated with those of such Person in such Person's financial statements if such financial statements were prepared on a Consolidated basis and in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or
(C) the beneficial interest in such trust or estate is, on such date, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Supplemental Agreement" means a Supplemental Guaranty, Security and Pledge Agreement entered into by a Subsidiary of the Borrower, substantially in the form of Exhibit G.

                  "Taxes" has the meaning specified therefor in Section 2.07(a).

                  "Termination Event" means (i) a Reportable Event with respect to any Employee Plan other than the commencement of the Chapter 11 cases, (ii) any event that causes any Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 4971 or 4975 of the Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                  "Total Revolving Credit Commitment" means the sum of the Lenders' Revolving Credit Commitments.

                  "Unused Line Fee" has the meaning specified therefor in
Section 2.06(b).

                  "WARN" has the meaning specified therefor in Section 5.01(i).

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

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                                                                          DRAFT

                  "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person, of which 100% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is owned or controlled, directly or indirectly, through one or more intermediaries, by such Person or a combination of such Person and one or more Wholly-Owned Subsidiaries of such Person.

                  Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by the Administrative Agent include good faith estimates by the Administrative Agent (in the case of quantitative determinations) and good faith beliefs by the Administrative Agent (in the case of qualitative determinations).

                  Section 1.03 Accounting and Other Terms.

                           (a) Except as otherwise expressly provided herein,
all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent hereunder shall be prepared, in accordance with GAAP as in effect at the time of such preparation, and all calculations made for the purposes of determining compliance with the terms of any provisions hereof shall be made by application of GAAP in effect at such time.

                           (b) The Borrower shall deliver to the Lender at the
same time as the delivery of any annual or quarterly financial statements under
Section 6.01(a) and the accompanying calculations of the Minimum Net Worth, Minimum EBITDA, Leverage Ratio, Minimum Eligible Accounts Receivable and Fixed Charge Coverage Ratio the following: (i) a description in reasonable detail of any variations between the application of accounting principles employed in the preparation of such statements and calculations ("current GAAP") and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements and calculations ("prior GAAP") and (ii) reasonable

                                                                          DRAFT

estimates of the differences between such statements and calculations arising as a consequence of the variations between current GAAP and prior GAAP.

                           (c) If (i) the Borrower shall, at the time of the
delivery of any financial statements and accompanying calculations, reasonably object to determining compliance with the terms of any provision hereof on the basis of current GAAP or (ii) the Administrative Agent shall, within 30 days after delivery of such financial statements and calculations, so reasonably object, then such calculations shall thereafter be made on the basis of prior GAAP.

                           (d) All terms used in this Agreement which are
defined in Article 8 or Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                  Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Administrative Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                               THE REVOLVING LOANS

                  Section 2.01 Revolving Credit Commitments.

                           (a) Subject to the terms and conditions and relying
upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment.

                           (b) Notwithstanding the foregoing, the aggregate
principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the lower of (x) the Total Revolving Credit Commitment and (y) the then current Borrowing Base. The Revolving Credit Commitment of each Lender and the Total Revolving Credit Commitment shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow the Revolving Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein. The Borrowing Base and Availability will be computed monthly (or more frequently if requested by the Administrative Agent at any time that Availability shall be less than $15,000,000) and a compliance certificate from a Responsible Officer of the Borrower presenting its computation will be delivered to the Administrative Agent in accordance with
Section 6.01(a) at the time of such computation.

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                                                                          DRAFT

                  Section 2.02 Making the Revolving Loans.

                           (a) The Borrower shall give the Administrative Agent
prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit C (a "Notice of Borrowing")), not later than 2:00 p.m. (New York City time) on the date which is three (3) Business Days prior to the date of the proposed borrowing of Revolving Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the proposed Revolving Loans, (ii) the proposed borrowing date, which must be a Business Day and (iii) the use of proceeds thereof. The Administrative Agent and the Lenders may act without liability upon the basis of a written or telecopied Notice of Borrowing or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof). The Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any such Authorized Officer's authority to request Revolving Loans on behalf of the Borrower until the Administrative Agent receives written notice to the contrary from another Authorized Officer. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

                           (b) Each Notice of Borrowing pursuant to this Section
2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $100,000 and shall be in an integral multiple of $25,000.

                           (c) Except as otherwise provided in this subsection
2.02(c), all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Revolving Loan requested hereunder, nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder, and each Lender shall be obligated to make the Revolving Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender to make the Revolving Loan required to be made by it.

                                    (i)      Notwithstanding any other provision
         of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Administrative Agent and the Lenders, the Borrower, the Administrative Agent and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund such Revolving Loans if the Administrative Agent shall have received written notice from the Required Lenders on the Business Day prior to the day of the proposed Revolving Loan that one or more of the conditions precedent contained in Article IV will not be satisfied on the day of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Article IV have been

                                                                          DRAFT

         satisfied. If the Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Lenders, then promptly after receipt of the Notice of Borrowing requesting such Loan, the Administrative Agent shall notify each Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Lenders. If the Administrative Agent notifies the Lenders that it will not fund a requested Revolving Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Lender not later than 1:00 p.m.) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent at the Payment Office or the amount funded by the Administrative Agent on behalf of the Lenders to be deposited in an account designated by the Borrower.

                                    (ii)     If the Administrative Agent has
         notified the Lenders that the Administrative Agent, on behalf of the Lenders, will fund a particular Revolving Loan pursuant to subsection 2.02(c)(i), the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately repay such corresponding amount to the Administrative Agent for its own account.

                                    (iii)    Nothing in this subsection 2.02(c)
         shall be deemed to relieve any Lender from its obligations to fund its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                           (d) With respect to all periods for which the
Administrative Agent has funded Revolving Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter

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                                                                          DRAFT

period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Lender's initial funding), each Lender shall promptly (and in any event not later than 2:00 p.m. if the Administrative Agent requests payment from such Lender not later than 12:00 noon on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Lender.

                                    (i)      In the event that any Lender fails
         to make any payment required to be made by it pursuant to subsection 2.02(d), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.02(d)(i) shall be deemed to relieve any Lender from its obligation to fund its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  Section 2.03 Revolving Credit Notes; Repayment of Revolving Loans.

                           (a) All Revolving Loans made by a Lender to the
Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrower, dated the

                                                                          DRAFT

Effective Date, and delivered to and made payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns), in a principal amount equal to the maximum amount of such Lender's Revolving Credit Commitment.

                           (b) The outstanding principal of all Revolving Loans
shall be due and payable on the Final Maturity Date.

                           (c) Each Revolving Loan recorded on the Register (the
"Registered Loan") may not be evidenced by promissory notes other than a Revolving Credit Note, each of which is a Registered Note (as defined below). Upon the registration of any Revolving Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing the registered note language set forth in Exhibit A) and registered as provided in Section 10.07(d) (a "Registered Note"), payable to such Lender and otherwise duly completed. Once recorded on the Register, the Revolving Loan or Revolving Loans evidenced by such Revolving Credit Note may not be removed from the Register so long as such Revolving Loan or Revolving Loans remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                           (d) Each Lender, or the Administrative Agent on its
behalf, shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Revolving Credit Note of such Lender (or on a continuation of such schedule attached to such Revolving Credit Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan to the Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Person to make such a notation on a Revolving Credit Note shall not affect any obligations of the Borrower under such Revolving Credit Note. Any such notation shall be conclusive and binding as to the date and amount of such Revolving Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

                  Section 2.04 Interest.

                           (a) Interest Rate. Each Revolving Loan shall bear
interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount is paid in full, at a rate per annum equal to the sum of (i) the Reference Rate and (ii) 1.00%; provided, that such rate of interest shall at all times be equal to or greater than 6%.

                           (b) Default Interest. Notwithstanding the provisions
of Section 2.04(a), to the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Revolving Loans and all fees, indemnities or any other Obligations of the Borrower under this Agreement, the Revolving Notes and other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

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                                                                          DRAFT

                           (c) Interest Payment. Interest on each Revolving Loan
shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Revolving Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 3.01 with the amount of any interest payment due hereunder.

                           (d) General. All interest shall be computed on the
basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

                  Section 2.05 Reduction of Revolving Credit Commitments; Prepayment of Revolving Loans.

                           (a) Reduction of Revolving Credit Commitments. The
Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrower may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding under the Revolving Credit Commitments at such time and (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $100,000, (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $100,000) shall be made by providing not less than three Business Days' prior written notice to the Administrative Agent and shall be irrevocable. Once reduced the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                           (b) Optional Prepayment. The Borrower may, upon not
less than one Business Day's notice, prepay without penalty or premium the principal or any Revolving Loan, in whole or in part, provided, that each such partial prepayment shall be in an integral multiple of $100,000.

                           (c) Mandatory Prepayment.

                                    (i)      The Borrower will immediately
         prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds (A) the Borrowing Base or (B) the Total Revolving Credit Commitment, in each case, to the full extent of any such excess. On each day that any Revolving Loans are outstanding, after giving effect to any payment made pursuant to the immediately preceding sentence, the Borrower shall hereby be deemed to represent and warrant to the Administrative Agent and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans outstanding on such day.

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

                                                                          DRAFT

                                    (ii)     The Administrative Agent shall on
         each Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding Revolving Loans.

                                    (iii)    Within three (3) Business Days
         after (A) any Disposition by any Loan Party or (B) any incurrence of any Indebtedness (excluding any Indebtedness permitted by Section 6.02(b)) or the issuance of any debt or equity securities by any Loan Party, the Borrower shall prepay the outstanding principal of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds received by any Loan Party in connection with such Disposition, incurrence or issuance. Furthermore, any Disposition of any material asset in the preceding sentence shall reduce the Total Revolving Credit Commitment by the same amount that is applied against the outstanding principal of the Revolving Loans. Nothing contained in this paragraph
         (iii) shall be deemed to be a consent to any Disposition or the issuance of any debt or equity securities by any Loan Party.

                                    (iv)     (A)      Except as provided in
         clause (B) below, within three (3) Business Days of receipt by any Loan Party of any (x) proceeds in excess of $500,000 (or, if there shall be continuing a Default or Event of Default, the full amount of net proceeds) of any casualty insurance required to be maintained pursuant to Section 6.01(h) on account of each separate loss, damage or injury (each, a "Casualty Event") to any asset of any Loan Party (including, without limitation, any Collateral), or (y) net proceeds in excess of $500,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds) of any business interruption insurance required to be maintained pursuant to Section 6.01(h) on account of any business interruption event (each, a "Business Interruption Event"), the Borrower shall notify the Administrative Agent of such receipt not later than three Business Days following receipt by the Borrower or such Subsidiary of any such proceeds, and within one (1) Business Day thereafter the Borrower shall prepay the outstanding principal of the Revolving Loans in an amount equal to 100% of such proceeds.

                                    (B)      In the case of the receipt of
proceeds described in clause (A) above with respect to a Casualty Event or Business Interruption Event, the Borrower may elect, by written notice delivered to the Administrative Agent not later than the day on which a prepayment would otherwise be required under clause (A), (x) in the case of proceeds received with respect to a Business Interruption Event, to use such proceeds in the ordinary course of the Borrower's business and (y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "Rebuilding") the relevant tangible property, and, in any such event, any required prepayment under clause (A) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (B) shall not be effective unless: (x) at the time of such election there is no continuing Default or Event of Default; (y) the Borrower shall have certified to the Administrative Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrower shall be sufficient to complete such Rebuilding in accordance in all material respects with all applicable laws,

                                                                          DRAFT

regulations and ordinances; and (ii) no Default or Event of Default has arisen or will arise as a result of such Business Interruption Event, Casualty Event or Rebuilding; and (z) if the amount of net proceeds in question exceeds $500,000 the Borrower shall provide to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the replacement tangible property will have a value to the operation of the business of the Borrower and its Subsidiaries comparable to the replaced tangible property.

                                    (C)      In the event of an election under
clause (B) above, pending application of the net proceeds to business operations with respect to a Business Interruption Event or to Rebuilding with respect to a Casualty Event, the Borrower shall, not later than the time at which prepayment would have been, in the absence of such election, required under clause (A) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit with the Administrative Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Administrative Agent. Such deposit, together with all earnings thereon, shall be available to the Borrower solely for the applicable Rebuilding or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of such deposit and earnings thereon may be applied by the Administrative Agent to repay the Obligations in such order as the Administrative Agent shall elect. The Administrative Agent shall be entitled to require evidence satisfactory to it, as a condition to the making of any withdrawal from such deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder and, in the case of Rebuilding, that the withdrawal is equivalent to the value of the improvements being rebuilt.

                           (d) Prepayment Generally.

                                    (i)      All prepayments under this Section
2.05 shall be subject to Section 2.08.

                                    (ii)     Except as otherwise expressly
provided in this Section 2.05, payments with respect to any paragraph of this
Section 2.05 are in addition to payments made or required to be made under any other paragraph of this Section 2.05.

                                    (iii)    All prepayments shall be applied
first to accrued interest on the principal amount being prepaid to the date of prepayment.

                  Section 2.06 Fees.

                           (a) Closing Fee. On or prior to the Effective Date,
the Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance their Pro Rata Shares a non-refundable closing fee (the "Closing Fee") equal to 1% of the Total Revolving Credit Commitment in effect on the Effective Date which shall be deemed fully earned when paid.

                           (b) Unused Line Fee. From and after the Effective
Date and until the Final Maturity Date, the Borrower shall pay to the Administrative Agent for the account of the

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                                                                          DRAFT

Lenders in accordance with their Pro Rata Shares an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.50% on the excess, if any, of the Total Revolving Credit Commitment over the average principal amount of Revolving Loans outstanding from time to time and shall be payable monthly in arrears on the first day of each month, commencing on the first day of the month following the date hereof.

                           (c) Audit and Collateral Monitoring Fees. For the
separate account of the Collateral Agent, audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of the Borrower performed by personnel employed by the Collateral Agent, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by the Collateral Agent, and (iv) the actual charges paid or incurred by the Collateral Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation.

                           (d) Administrative Fee. From and after the date
hereof and until the Final Maturity Date, the Borrower shall pay the Administrative Agent, for its own account, a fee (the "Administrative Fee") in an amount equal to $75,000 per annum which shall be payable in advance on the Effective Date and on each anniversary of the Effective Date thereafter.

                  Section 2.07 Taxes.

                           (a) All payments made by the Borrower hereunder,
under the Revolving Credit Notes or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income of, and branch profit taxes, of the Administrative Agent or any Lender imposed by the jurisdiction in which the Administrative Agent or such Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

                                    (i)      the amount so payable shall be
         increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Agents or any of the Lenders pursuant to this sentence) the Agents or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made,

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                                                                          DRAFT

                                    (ii)     the Borrower shall make such
         deductions or withholdings, and

                                    (iii)    the Borrower shall pay the full
         amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower or any Loan Party, as promptly as possible thereafter, the Borrower shall send the Lenders and the Administrative Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Administrative Agent, as the case may be) showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies and all liabilities with respect thereto which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Revolving Credit Notes or any other Loan Document other than the foregoing excluded taxes described above in this Section 2.7(a) (hereinafter referred to as "Other Taxes").

                           (b) The Borrower will indemnify the Agents and the
Lenders for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.07) paid by the Agents or any Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Agents or such Lender makes written demand which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

                           (c) Each Lender and each Agent that is not a United
States person as defined in Section 7701(a)(30) of the Code hereby agrees that:

                                    (i)      it shall, no later than the
         Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.07 after the Effective Date, the date upon which such Lender becomes a party hereto) or in the case of a successor Agent, the date upon which successor Agent becomes a party hereto, deliver to the Borrower and the Administrative Agent: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or any successor form or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or any successor form, in each case indicating that such Lender or such Agent, as the case may be, is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office or, in the case of an Agent, its applicable office, under this Agreement free from withholding of United States Federal income tax; and

                                    (ii)     if at any time such Lender changes
         its lending office or offices, or selects an additional lending office or makes any other change that renders any form delivered pursuant to this Section 2.07(c) inaccurate or obsolete, or, in the case of any such Agent, if at any time such Agent changes its applicable office or offices, or selects an additional applicable office or makes any other change that renders any form

                                      -31-
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                                                                          DRAFT

         delivered pursuant to this Section 2.07(c) inaccurate or obsolete, such Lender or such Agent, as the case may be, shall, at the same time or reasonably promptly thereafter, deliver to the Borrower and the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) two accurate, complete and signed originals of such Form W-8ECI or any successor form, or (B) two accurate, complete and signed originals of such Form W-8BEN or any successor form, in each case indicating that such Lender or such Agent, as the case may be, is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax.

                           (d) Each Lender and each Agent that is a United
States person as defined in Section 7701(a)(30) of the Code, other than any such Lender or any such Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii), hereby agrees that it shall, (i) no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.07 after the Effective Date, the date upon which such Lender becomes a party hereto or in the case of a successor Agent, the date upon which such successor Agent becomes a party hereto), (ii) on or before the date that any such form or certification expires or becomes obsolete, (iii) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if requested by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-9 or any successor form indicating that such Lender or such Agent, as the case may be, is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from United States backup withholding tax.

                           (e) None of the Lenders or Agents shall be required
to deliver any form or other document pursuant to this Section 2.07 if such Lender or Agent is unable to provide such form or other document as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration application thereof, that occurs on or after the date such Lender or Agent, as the case may be, becomes a Lender or Agent under this Agreement.

                           (f) Each Lender and each Agent shall, promptly upon
the Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Borrower and the Administrative Agent such other forms or similar documentation as such Agent or Lender is able to provide in accordance with applicable law and as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's or such Agent's, as the case may be, tax status for withholding purposes; provided, however, that none of the Lenders or any Agent shall be required to provide any information on any such form or other documentation that it considers to be confidential.

                           (g) If the Borrower fails to perform its obligations
under this Section 2.07, the Borrower shall indemnify the Agents and the Lenders for any taxes, interest or penalties that may become payable as a result of any such failure.

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                                                                          DRAFT

                           (h) Without prejudice to the survival of any other
agreement of the Borrower hereunder or any Loan Party under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.07 or under the Guaranty shall survive the payment in full of the Obligations.

                  Section 2.08 Indemnity. The Borrower shall indemnify the Administrative Agent and each Lender against any loss or reasonable expense which the Administrative Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Administrative Agent or the Lenders under this Agreement or any other agreement, or at law): (a) any failure of the Borrower to fulfill on the date of any Credit Event the applicable conditions set forth in Article IV applicable to it and not otherwise waived by the Lenders; (b) any failure of the Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to
Section 2.02 has been given; or (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise). Any such Lender shall provide to the Borrower a statement, signed by an officer of such Lender, explaining any loss or expense, and such statement shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement.

                                  ARTICLE III

                         PAYMENTS AND OTHER COMPENSATION

                  Section 3.01 Payments; Computations and Statements.

                           (a) The Borrower will make each payment under the
Revolving Notes not later than 2:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent at the Payment Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Administrative Agent and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in
Article IV have been satisfied. Any amount charged to the Loan

                                                                          DRAFT

Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrower, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Administrative Agent, charge the Loan Account with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be presumptive evidence of such rates and fees for all purposes in the absence of manifest error.

                           (b) The Administrative Agent shall provide the
Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account during such month, the amounts and dates on all Revolving Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Revolving Loans to the Borrower during such month and the Revolving Loans to which such payments were applied, the amount of interest accrued on the Revolving Loans to the Borrower during such month, and the amount and nature of any charges to such Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct absent manifest error.

                  Section 3.02 Sharing of Payments, Etc. Except as provided in
Section 2.02, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.02 may, to the fullest extent permitted by law, exercise all its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

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                                                                          DRAFT

                  Section 3.03 Apportionment of Payments; Assumption by and Delegation of Authority to the Administrative Agent.

                           (a) Except as otherwise expressly provided herein or
in any written agreement among the Administrative Agent and the Lenders, all payments of principal and interest in respect of outstanding Revolving Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Revolving Loans, as designated by the Person making payment when the payment is made.

                           (b) After the occurrence and during the continuance
of an Event of Default, the Agents may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement and the other Loan Documents (i) first, to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents until paid in full; (ii) second, to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Loans and Administrative Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans until paid in full and Administrative Agent Advances until paid in full; and (v) fifth, to the ratable payment of all other Obligations then due and payable.

                           (c) Notwithstanding the occurrence or continuance of
a Default or Event of Default or other failure of any condition to the making of Revolving Loans on the Initial Revolving Loan Date, unless the Administrative Agent shall have been notified in writing by any Lender in accordance with the provisions of paragraph (d) below prior to the date of a proposed Credit Event that such Lender will not make the amount that would constitute its Pro Rata Share of the applicable Revolving Loan on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after the date of such Credit Event, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the Federal Funds Rate, times (ii) the amount of such Lender's Pro Rata Share of such Revolving Loan, times (iii) a fraction the numerator of which is the number of days that elapse from and including the date of such Credit Event to the date on which such Lender's Pro Rata Share of such Revolving Loan shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Pro Rata Share of such Revolving Loan is not in fact made available to the Administrative Agent by such Lender within three Business Days of the date of such Credit Event, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder on demand from the Borrower.

                                                                          DRAFT

                           (d) Unless and until the Administrative Agent shall
have received notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to extend Revolving Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Administrative Agent such Lenders' Pro Rata Shares of Revolving Loans extended after the effective date of such notice, the Administrative Agent shall be entitled to continue to make the assumptions described in Section 3.03(c) above. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Administrative Agent (unless otherwise agreed by the Administrative Agent), the Administrative Agent shall be entitled to make the assumptions described in
Section 3.03(c) above as to any Revolving Loan as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which such Revolving Loan is to be extended. The Administrative Agent shall not be required to extend a Lender's ratable portion of any Revolving Loan if it shall have received notice from such Lender of such Lender's intention not to make its ratable portion of such Revolving Loan available to the Administrative Agent. Any withdrawal of authorization as described under this Section 3.03(d) shall not affect the validity of any Revolving Loan extended prior to the effectiveness thereof.

                           (e) In the event that any Lender fails to fund its
ratable portion (based on its Revolving Credit Commitment) of any Revolving Loan which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure or the termination of the Total Revolving Credit Commitment, in the Administrative Agent's sole discretion, the proceeds of all amounts thereafter repaid to the Administrative Agent for the benefit of the Lenders by the Borrower and otherwise required to be applied to such Lender's share of any other Obligation pursuant to the terms of this Agreement, may be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligation. Notwithstanding anything in this Agreement to the contrary:

                                    (i)      the foregoing provisions to this
         subsection (e) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the continuation of Loans pursuant to Section 2.01;

                                    (ii)     any such Lender shall be deemed to
         have cured its failure to fund at such time as an amount equal to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the requested principal portion of such Revolving Loan is fully funded to the Borrower whether made by such Lender itself or by operation of the terms of this subsection (e) and whether or not the Non Pro Rata Loan with respect thereto has been continued;

                                    (iii)    amounts advanced to the Borrower to
         cure, in full or in part, any such Lender's failure to fund its Revolving Loans ("Cure Loans") shall bear interest at the rate applicable to Revolving Loans under Section 2.04 in effect from time to time;

                                                                          DRAFT

                                    (iv)     Regardless of whether or not an
         Event of Default has occurred and is continuing, and notwithstanding the instructions of the Borrower as to their desired application, all repayments of principal which would be applied to the outstanding Revolving Loans shall be applied first, ratably to Revolving Loans constituting Non Pro Rata Loans, second, ratably to Revolving Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Loans constituting Cure Loans;

                                    (v)      for so long as, and until the
         earlier of any such Lender's cure of the failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Loan and the termination of the Total Revolving Credit Commitment, the term "Required Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their ratable portion (based on their respective applicable Revolving Credit Commitments) of any Revolving Loan have not been cured; and

                                    (vi)     for so long as, and until any such
         Lender's failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Loan is cured in accordance with this subsection (e), such Lender shall not be entitled to any Revolving Credit Commitment Fee with respect to its Revolving Credit Commitment.

                  Section 3.04 Increased Costs and Reduced Return.

                           (a) Notwithstanding any other provision herein, if
after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), shall: (i) subject the Administrative Agent or any Lender (which shall for the purpose of this Section 3.04 include any lending office of any Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid to either the Administrative Agent or any Lender with respect to the obligations of any Lender hereunder (other than (x) taxes imposed on the overall net income of the Administrative Agent or such Lender, (y) franchise or capital taxes imposed on the Administrative Agent or such Lender, in either case by the jurisdiction in which such Lender or the Administrative Agent has its principal office or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, such Lender or such applicable lending office other than a connection arising solely from this Agreement); (ii) change the basis of taxation of payments to any Lender or the Administrative Agent of the principal of or interest on any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Lender or the Administrative Agent,
(y) franchise or capital taxes imposed on the Administrative Agent or such Lender, in either case by the jurisdiction in which such Lender or the Administrative Agent has its principal office or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, such Lender or such applicable lending office other than a connection arising solely from this Agreement); (iii) impose, modify or deem applicable any reserve, special

                                                                          DRAFT

deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by such Lender (except any such reserve requirement reflected in the Reference Rate); or (iv) impose on any Lender, any other condition affecting this Agreement; and the result of any of the foregoing shall be to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender, then the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, upon such Lender's or the Administrative Agent's demand, such additional amount or amounts as will compensate such Lender or the Administrative Agent for such additional costs or reduction. The Administrative Agent and each Lender agree to give notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 3.04(a) shall be deemed to (x) permit the Administrative Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.07 or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 2.07.

                           (b) If at any time and from time to time any Lender
shall determine that the adoption after the date of this Agreement of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change after the date of this Agreement in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change after the date of this Agreement in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy issued or adopted after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the transactions contemplated hereunder and under the other Loan Documents.

                           (c) A statement of any Lender or the Administrative
Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Administrative Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Administrative Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

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                                                                          DRAFT

                           (d) Failure on the part of any Lender or the
Administrative Agent to demand compensation for any increased costs or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Administrative Agent's rights to demand compensation pursuant to this Section 3.04 for any increased costs or reduction in rate of return. The protection under this Section 3.04 shall be available to each Lender and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Administrative Agent for compensation.

                           (e) Any Lender claiming any additional amounts
payable pursuant to this Section 3.04 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different applicable lending office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                                   ARTICLE IV

                 CONDITIONS TO EFFECTIVENESS AND REVOLVING LOANS

                  Section 4.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to, or waived in writing by, the Administrative Agent:

                           (a) Confirmation of Plan. The following statements
shall be true and correct: (i) the Plan has been confirmed by the Bankruptcy Court, without material modifications, amendments, revisions or restatements thereto, pursuant to the Confirmation Order, disclosure and proceedings each satisfactory to the Lenders; (ii) all conditions to the effectiveness of the Plan, as set forth therein and in the Confirmation Order, have been satisfied and the Borrower has received good title to all of the assets and property proposed to be acquired by it under the Plan, free and clear of any liens except those in favor of the Collateral Agent under the Loan Documents and the Permitted Liens, subject only to the application of the proceeds of the Revolving Loans to be made on the Initial Revolving Loan Date; (iii) [the terms of the Plan including the feasibility analysis attached as Exhibit F to the Plan are consistent with the Business Plan; and (iv)] the consummation of the Plan will not result in any violation by the Borrower of any Physician Self-Referral Laws.

                           (b) Payment of Fees, Etc. The Borrower shall have
paid all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 10.04.

                           (c) Representations and Warranties; No Event of
Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Administrative Agent or the Lenders pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made in and as of such date and (ii) no Default or Event of Default has occurred and is continuing on the Effective Date or will result

                                                                           DRAFT

from any of this Agreement and the other Loan Documents becoming effective in accordance with its terms.

                           (d) Business Plan. The Administrative Agent shall
have received a copy of the Business Plan, the contents of which shall be satisfactory to the Required Lenders and in compliance with the Plan.

                           (e) Governmental Consents. Except as set forth on
Schedule 5.01(c), all necessary governmental approvals required to be obtained by any Loan Party, in connection with the consummation of the Plan and the financing therefor provided by the Lenders shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon, the consummation of the Plan or any such financing.

                           (f) Adverse Litigation. There shall exist no
judgment, order, injunction or other restraint prohibiting or in the reasonable judgment of the Required Lenders imposing materially adverse conditions upon the consummation of the Plan.

                           (g) Capitalization. The corporate structure and
capitalization of the Loan Parties, and the terms of all Indebtedness and equity securities of the Loan Parties, shall be satisfactory to the Lenders in all respects.

                           (h) Delivery of Documents. The Administrative Agent
shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Administrative Agent and, unless indicated otherwise, dated the Effective Date:

                                    (i)      Revolving Credit Notes payable to
         each Lender (or, if requested by such Lender, to such Lender and its registered assigns), with a Revolving Credit Commitment, duly executed by the Borrower;

                                    (ii)     the Guaranty, duly executed by each
         Guarantor in existence on such date;

                                    (iii)    the Pledge Agreement duly executed
         by each Loan Party in existence on the Effective Date, together with,
         (A) certificates representing the Capital Stock pledged thereunder and undated stock powers executed in blank, (B) proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or similar law or statute) of all jurisdictions that may be necessary or that the Collateral Agent may deem desirable in order to perfect and protect the first priority security interests created under the Pledge Agreement, covering the Collateral described therein, in each case completed in a manner satisfactory to the Collateral Agent; and (C) evidence that all other actions that may be necessary or that the Collateral Agent may deem desirable in order to perfect and protect the first priority security interests created under the Pledge Agreement have been taken or will be taken in accordance with the terms of the Loan Documents;

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                                                                           DRAFT

                                    (iv)     the Security Agreement duly
         executed by each Loan Party in existence on the Effective Date, together with (A) proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or similar law or statute) of all jurisdictions that may be necessary or that the Collateral Agent may deem desirable in order to perfect and protect the first priority security interests and Liens created thereunder, covering the Collateral described therein, in each case completed in a manner satisfactory to the Collateral Agent; (B) each of the control agreements required to be delivered under Article V of the Security Agreement, executed by each party thereto, and (C) evidence that all other actions that may be necessary or that the Collateral Agent may deem desirable in order to perfect and protect the first priority security interests and Liens created under the Security Agreement has been taken or will be taken in accordance with the terms of the Loan Documents;

                                    (v)      a copy of the resolutions of each
         Loan Party, certified as of the Effective Date by an Authorized Officer, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party and (B) the execution, delivery and performance by such Loan Party of each Loan Document and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                                    (vi)     a certificate of an Authorized
         Officer, certifying the names and true signatures of the representatives of such Loan Party authorized to sign Notices of Borrowing and each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                                    (vii)    a certificate of the appropriate
         official(s) of the state of organization of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states, together with confirmation by telephone or facsimile (or telegram where available) on the Effective Date from such official(s) as to such matters;

                                    (viii)   a true and complete copy of the
         charter, certificate of formation, certificate of limited partnership or other publicly filed organizational documents of each Loan Party certified as of a date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party and certified as of a date not more than 10 days prior to the Effective Date by an Authorized Officer of such Loan Party;

                                    (ix)     a copy of the by-laws, limited
         liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of a date not more than 10 days prior to the Effective Date by an Authorized Officer;

                                                                           DRAFT

                                    (x)      one or more opinions of counsel to
         the Loan Parties, as to such matters as the Agents may reasonably request;

                                    (xi)     a certificate of an Authorized
         Officer, certifying as to the matters set forth in subsections (c) of this Section 4.01;

                                    (xii)    evidence of the insurance coverage
         required by Section 6.01(h) and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                                    (xiii)   the results of a search of tax and
         other Liens, and judgments and of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts Receivable and other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) are Permitted Liens or have been released or termination statements with respect thereto in form satisfactory to the Collateral Agent have been furnished by the Borrower;

                                    (xiv)    the Confirmation Order signed by
         the Bankruptcy Court; and

                                    (xv)     a certificate signed by the acting
         Chief Financial Officer of the Borrower on behalf of the Guarantors and the Borrower, in substantially the form of Exhibit H, attesting to the solvency of the Borrower and the Guarantors, taken as a whole, immediately after giving effect to the Loan Documents and all of the transactions contemplated thereby to occur on or before the Effective Date.

                  Section 4.02 Conditions Precedent to the Making of the Initial Revolving Credit. The obligation of any Lender to make its initial Revolving Loan (the "Initial Revolving Loan") is subject to the fulfillment, in a manner satisfactory to, or waiver by, the Administrative Agent of each of the following conditions precedent:

                           (a) Payment of Fees, Etc. The Borrower shall have
paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 10.04.

                                                                           DRAFT

                           (b) Final Order. The Confirmation Order shall have
become a Final Order.

                           (c) Governmental Consents. Except as set forth on
Schedule 5.01(c), all necessary governmental approvals required to be obtained by any Loan Party, in connection with the consummation of the Plan and the financing therefor provided by the Lenders shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon, the consummation of the Plan or any such financing;

                           (d) Adverse Judgments. Except as set forth on
Schedule 5.01(f), there shall exist no judgment, order, injunction or other restraint prohibiting or in the reasonable judgment of the Required Lenders imposing materially adverse conditions upon the consummation of the Plan.

                           (e) Capitalization. The corporate structure and
capitalization of the Loan Parties, and the terms of all Indebtedness and equity securities of the Loan Parties, shall continue to be satisfactory to the Lenders in all respects.

                           (f) Delivery of Documents. The Administrative Agent
shall have received on or before the Initial Revolving Loan Date the following, each in form and substance satisfactory to the Administrative Agent and, unless indicated otherwise, dated the Initial Revolving Loan Date:

                                    (i)      any Supplemental Agreements
         required to have been delivered pursuant to 6.01(b), duly executed by the applicable Guarantor;

                                    (ii)     a certificate of an Authorized
         Officer of each Loan Party, certifying as to the matters set forth in subsection (c) of Section 4.01;

                                    (iii)    evidence of the insurance coverage
         required by Section 6.01(h) and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                                    (iv)     the Borrowing Base Certificate
         required to have been delivered pursuant to Section 6.01(a)(v) as of the Initial Revolving Loan Date;

                                    (v)      an aging schedule of accounts
         receivable of the Borrower and its Subsidiaries, in form and substance satisfactory to the Lenders, dated as

                                                                           DRAFT

         of the last day of the most recent calendar month ended prior to the Initial Revolving Loan Date;

                                    (vi)     a certified copy of the
         Confirmation Order; and

                                    (vii)    such other agreements, instruments,
         approvals, opinions and other documents, each reasonably satisfactory to the Administrative Agent in form and substance, as the Administrative Agent may reasonably request.

                  Section 4.03 Conditions Precedent to all Revolving Loans. The obligation of any Lender to make any Revolving Loan (including the Initial Revolving Loan) hereunder is subject to the fulfillment, in a manner satisfactory to, or waiver by, the Administrative Agent of each of the following conditions precedent on the date on which such Credit Event is to occur:

                           (a) Payment of Fees, Etc. The Borrower shall have
paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 10.04.

                           (b) Representations and Warranties; No Event of
Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Revolving Loan, and the Borrower's acceptance of the proceeds of such Revolving Loan shall each be deemed to be a representation and warranty by the Borrower on the date of such Revolving Loan that: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Administrative Agent pursuant hereto or thereto on or prior to the date of such Revolving Loan are true and correct on and as of such date as though made on and as of such date,
(ii) at the time of and after giving effect to the making of such Revolving Loan and the application of proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Revolving Loan to be made on such date, (iii) with respect to each Revolving Loan, after giving effect thereto the Availability is $[_______(5)], and (iv) the conditions set forth in this Section 4.03 have been satisfied as of the date of such request.

                           (c) Legality. The making of such Revolving Loan shall
not contravene any law, rule or regulation applicable to the Administrative Agent or any Lender.

                           (d) Notices of Borrowing. The Administrative Agent
shall have received a Notice of Borrowing pursuant to Section 2.02.

                           (e) Proceedings; Receipt of Documents. All
proceedings in connection with the making of such Revolving Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Administrative Agent and its counsel, and the

-----------------
(5) To be confirmed upon review of Projections and Business Plan. Also note ongoing cash/availability covenant at Section 6.02(x). Discuss if this calculation works with the Lenders obligations under Section 2 of Plan Funding Agreement.

                                                                           DRAFT

Administrative Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent or such counsel may reasonably request.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Section 5.01 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

                           (a) Organization, Good Standing, Etc. Each Loan Party
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated to be conducted and to execute and deliver each Loan Document to which it is a party and consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be qualified or in good standing is not reasonably likely to have a Material Adverse Effect.

                           (b) Authorization, Etc. The execution, delivery and
performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on or otherwise affecting its operations or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                           (c) Governmental Approvals. Except as set forth in
Schedule 5.01(c), no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the consummation of the Plan or the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

                           (d) Execution and Binding Effect. This Agreement has
been duly executed and delivered by the Borrower and is, and each other Loan Document, when executed and delivered hereunder, will have been duly executed and delivered by the Borrower and each other Loan Party and will be, the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights.

                                                                           DRAFT

                           (e) Subsidiaries. Schedule 5.01(e) is a complete and
correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of all Subsidiaries of the Borrower in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Borrower directly or indirectly through one or more of its Wholly-Owned Subsidiaries, free and clear of all Liens.

                           (f) Litigation. Except as set forth in Schedule
5.01(f), there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that is reasonably likely to have a Material Adverse Effect or relates to this Agreement, the Revolving Notes or any other Loan Document, the Plan or any transaction contemplated hereby or thereby.

                           (g) Financial Condition.

                                    (i)      Except as set forth on Schedule
         5.01(g), since [December 31, 2002] no event or development has occurred that has had or is reasonably likely to have a Material Adverse Effect.

                                    (ii)     The Borrower has heretofore
         furnished to the Administrative Agent Consolidated balance sheets and statements of operations and cash flows of the Borrower dated as of [June 30, 2003], which have been audited by and accompanied by the opinion of independent public accountants. Such balance sheets and statements of income and cash flows present fairly in all material respects the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its Subsidiaries, as of the dates thereof.

                                    (iii)    The Borrower has heretofore
         furnished to the Administrative Agent the Business Plan. The projections contained in the Business Plan are consistent with the feasibility analysis attached as Exhibit F to the Plan. The Business Plan is believed by the Borrower at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.(6)

                           (h) Compliance with Law, Etc.

                                    (i)      None of the Loan Parties is in
         violation of its organizational documents, any material law, rule, regulation, judgment or order of any

--------------------
(6) This clause may be amended once Trustee confirms what financial statements and projections are available.

                                                                           DRAFT

         Governmental Authority applicable to it or any of its material property or assets, and no Default or Event of Default has occurred and is continuing.

                                    (ii)     There exists (x) no assertion of
         any claim of material violation by any Loan Party of the Physician Self-Referral Laws, including without limitation, any violation that would result from the ownership of any Capital Stock of a Loan Party by any referring physician, and (y) to the knowledge of any Loan Party, no active inquiry, investigation or audit with respect to the compliance of any Loan Party with the Physicians Self-Referral Laws.

                           (i) ERISA. Except (A) as set forth on Schedule
5.01(i), or (B) where any violation is not reasonably likely to have a Material Adverse Effect, (i) each Employee Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Administrative Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code at any time during the previous 60 months. Except as set forth on Schedule 5.01(i), none of the Loan Parties or any of their ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that the Loan Parties or any of their ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, none of the Loan Parties or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment. None of the Loan Parties or any of their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

                           (j) Taxes, Etc. Except as set forth on Schedule
5.01(j), all Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof. As of the date hereof, except as set forth on Schedule 5.01(j), no federal income tax returns of any Loan Parties are being audited by the United States Internal Revenue Service, and no Loan Parties thereof have as of the date hereof

                                                                           DRAFT

requested or been granted any extension of time to file any federal, state, local or foreign tax return. Except as set forth on Schedule 5.01(j), none of the Loan Parties is a party to or has any obligation under any tax sharing agreement.

                           (k) Federal Reserve Regulations. None of the Loan
Parties are nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                           (l) Joint Ventures. Except as otherwise permitted
under this Agreement, the Borrower does not and shall not own directly or indirectly any equity interest in any Person other than the Subsidiaries listed on Schedule 5.01(e) and the Joint Ventures listed on Schedule 5.01(l), which
Schedule 5.01(l) sets forth as of the date hereof a list of all Joint Ventures in which any of the Loan Parties have an equity interest and the direct or indirect percentage ownership interest of such Person therein.

                           (m) Adverse Agreements, Etc. None of the Loan Parties
is subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, that has, or in the future is reasonably likely to have, a Material Adverse Effect.

                           (n) Permits, Etc. Each Loan Party has, and is in
compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Loan Party lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by such Loan Party, except where the failure to possess, or to be in compliance with the same, is not reasonably likely to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except where such condition or event is not reasonably likely to have a Material Adverse Effect.

                           (o) Properties. Except as disclosed on Schedule
5.01(o), each Loan Party has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted. Schedule 5.01(o) sets forth a complete and accurate list as of the Effective Date of all real property owned or leased by each Loan Party. Except as disclosed on Schedule 5.01(o), each Loan Party has complied with all obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for any instances of noncompliance and such failures of such leases to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party enjoys peaceful and undisturbed possession under all such material leases.

                                                                           DRAFT

                           (p) Full Disclosure. Each Loan Party has disclosed to
the Administrative Agent (i) all agreements, instruments and corporate or other restrictions to which it is subject, and (ii) all other matters known to it that are reasonably likely to have a Material Adverse Effect. None of the other reports, financial statements, certificates or other information taken as a whole furnished by or on behalf of any Loan Party to the Administrative Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that is reasonably likely to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

                           (q) Environmental Matters. Except as set forth on
Schedule 5.01(q), (i) the operations of each Loan Party are in compliance in all material respects with Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any property where Hazardous Materials generated by any Loan Party or any predecessor in interest have been disposed of which is reasonably likely to result in Environmental of Liabilities and Costs that would have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; and (iv) to the knowledge of any Loan Party, no Environmental Action has been asserted against any other Person involving property where Hazardous Materials generated by any Loan Party or any predecessor in interest have been disposed of which is reasonably likely to result in Environmental Liabilities and Costs that would have a Material Adverse Effect.

                           (r) Insurance. Each Loan Party keeps its property
adequately insured and maintains (i) comprehensive general liability insurance in the amount and against such risks, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) property and casualty insurance in the amount and against such risks as is customary with companies in the same or similar business and (iv) such other insurance as may be required by law or as may be reasonably required by the Administrative Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 5.01(r) sets forth a list of all insurance maintained by each Loan Party on the date hereof.

                           (s) Use of Proceeds. The proceeds of the Revolving
Loans shall be used to fund (i) payments pursuant to the Plan, and (ii) for working capital and general corporate purposes, in each case, as set forth in
Section 2 of the Plan Funding Agreement (as defined in the Plan).

                           (t) Location of Bank Accounts. Schedule 5.01(t) sets
forth a complete and accurate list as of the date hereof of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts

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                                                                           DRAFT

maintained by each Loan Party, together with a description thereof (including the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                           (u) Intellectual Property. Each Loan Party owns or
licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Set forth on Schedule 5.01(u) hereto is a complete and accurate list as of the date hereof of all trademarks, trademark applications and tradenames, material licenses, permits, patents, patent applications, service marks, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of each Loan Party. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, that is reasonably likely to have a Material Adverse Effect.

                           (v) Holding Company and Investment Company Acts. None
of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                           (w) Employee and Labor Matters. There is, to the best
knowledge of any Loan Party, (i) no unfair labor practice complaint pending or, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party, except employee grievances that are not reasonably likely to have a Material Adverse Effect and (iii) no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any of them.

                           (x) Place of Business; Chief Executive Office;
Location of Property. Schedule 5.01(x) sets forth a complete and accurate list as of the date hereof of (i) each place of business of each Loan Party, (ii) the chief executive office of each Loan Party and (iii) the location of all real property and personal property owned or leased by any Loan Party.

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                                                                           DRAFT

                           (y) Security Interest. Each of the Pledge Agreement
and the Security Agreement creates and grants in favor of the Collateral Agent, for its own benefit and for the benefit of the Lenders, a legal and valid Lien in the Collateral identified therein. Upon the filing of the UCC-1 financing statements, the delivery of certificates representing Capital Stock pledged under the Pledge Agreement and the filing of assignments for security with the United States Patent and Trademark Office, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the assignments for security pursuant to each Security Agreement in the United States Patent and Trademark Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property. Such Collateral is not subject to any other Liens, except Permitted Liens.

                           (z) Solvency. By the incurrence of the Indebtedness
hereunder, (i) the Borrower will not have incurred debts beyond its ability to pay such debts as they become absolute and mature, (ii) the cash available to the Borrower, after taking into account the obligations of the Borrower under the Loan Documents, is sufficient to pay all amounts on or in respect of the debts of the Borrower when such amounts become due and payable, and (iii) the Borrower is not acting with the intent to hinder, delay or defraud present or future creditors of the Borrower.

                                    (i)      The net assets of the Borrower and
         its Consolidated Subsidiaries do not constitute unreasonably small capital for the Borrower and it's Consolidated Subsidiaries to carry out their business as now conducted and as proposed to be conducted.

                                    (ii)     Neither the Borrower nor any
         Subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and such Subsidiary, and of amounts to be payable on or in respect of debt of the Borrower and such Subsidiary).

                                    (iii)    Neither the Borrower nor any
         Subsidiary thereof believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

                           (aa) Bankruptcy Matters. Each of the Debtors has
complied in all material respects with the Bankruptcy Code, and all other laws, rules, regulations, decrees and orders applicable to or arising out of the Chapter 11 Cases. All lists of creditors and shareholders, schedules, statements of affairs and financial reports filed by the Debtors with the Bankruptcy Court and all representations and warranties or disclosures of the Debtors made in

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                                                                           DRAFT

connection with the Chapter 11 Cases are complete, and all notices required by the Bankruptcy Code or the Bankruptcy Court to have been given to all holders of claims (as such term is defined in Section 101(4) of the Bankruptcy Code) and interests in connection with the hearing on the Disclosure Statement and confirmation of the Plan have been delivered.

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.01 Affirmative Covenants. So long as any principal of or interest on any Revolving Loan, or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

                           (a) Reporting Requirements. Furnish to the
Administrative Agent and each Lender:

                                    (i)      as soon as available and in any
         event within 45 days after the end of each fiscal quarter of the Borrower, Consolidated balance sheets, Consolidated and consolidating (by division) statements of operations and retained earnings and Consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form (taking into account fresh start accounting) the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Lenders, subject to normal year-end adjustments;

                                    (ii)     as soon as available, and in any
         event within 90 days after the end of each Fiscal Year Consolidated balance sheets, Consolidated and consolidating (by division) statements of operations and retained earnings and Consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form (taking into account fresh start accounting) the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and, in the case of audited statements, accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Administrative Agent (which opinion shall be without (A) any qualification or exception as to the scope of such audit or (B) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with

                                                                           DRAFT

         the provisions of Sections 6.02 (s), (t), (u), (v), (w) and (x) together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their issuance of an audit opinion on such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                                    (iii)    as soon as available, and in any
         event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries internally prepared Consolidated balance sheets, Consolidated and consolidating (by division) statements of operations and Consolidated statements of cash flows for such fiscal month of the Borrower and its Subsidiaries for such fiscal month and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP (except for the absence of footnotes) applied in a manner consistent with that of the most recent audited financial statements furnished to the Lenders, subject to normal year-end adjustments;

                                    (iv)     simultaneously with the delivery of
         the financial statements of the Borrower required by clauses (i), (ii) and (iii) of this Section 6.01(a), a certificate of an Authorized Officer (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto,
         (B) attaching a schedule showing the calculations specified in Sections
         6.02 (s), (t), (u),(v), (w) and (x) and (C) stating that attached thereto is a description in reasonable detail of all inventory of the Borrower and its Subsidiaries in the form of the inventory report by location, then most recently furnished to the Administrative Agent;

                                    (v)      as soon as available and in any
         event within 15 days after the end of each month (or more frequently at the request of the Administrative Agent at any time that Availability is less than $[_____(7)]), (A) a Borrowing Base Certificate, supported by schedules showing the derivation thereof and containing such detail and other information as the Administrative Agent may request from time to time provided, that (x) the Borrowing Base set forth in the Borrowing Base Certificate shall be

-------------------
(7)      To be reviewed upon receipt of projections.

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

                                                                           DRAFT

         effective from and including the date such Borrowing Base Certificate is duly received by the Administrative Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Administrative Agent, unless the Administrative Agent disputes the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (y) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof, the Administrative Agent's good faith judgment shall control, (B) an aging schedule of the Accounts Receivable of the Borrower and its Subsidiaries in the form of the aging schedule of Accounts Receivable then most recently furnished to the Administrative Agent and (C) a compliance certificate, supported by schedules showing sales, collections and debit and credit adjustments, in form and substance satisfactory to the Administrative Agent, executed by the Chief Financial Officer of the Borrower demonstrating compliance as at the end of such applicable period with the Availability requirements;

                                    (vi)     as soon as available, and in any
         event within thirty (30) days after the end of each fiscal year, furnish to the Administrative Agent an updated Business Plan, taking into account the results of operations of the Borrower and its Subsidiaries for such fiscal year for the next fiscal year;

                                    (vii)    promptly after the sending or
         filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange, provided that the Loan Party may redact confidential information regarding any Person other than a Loan Party contained in any such statement, report or other information if it provides a summary of the nature of the information redacted to the Administrative Agent;

                                    (viii)   promptly after submission to any
         Government Authority unless prohibited by applicable law, all documents and information furnished to such Government Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority; provided, that such Loan Party may redact confidential information regarding any Person other than a Loan Party contained in any such submission if it provides a summary of the nature of the information redacted to the Administrative Agent;

                                    (ix)     as soon as possible, and in any
         event within three days after the occurrence of an Event of Default or Default, the commencement of any action, suit or proceeding before any court or Governmental Authority or arbitrator, or the occurrence of any other event or development that is reasonably likely to have a Material Adverse Effect, the written statement of an Authorized Officer setting forth the details of such Event of Default, Default, action, suit or proceeding, other event or Material Adverse Effect and the action which the Borrower and its Subsidiaries propose to take with respect thereto;

                                    (x)      (A) as soon as possible and in any
         event (1) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to

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

                                                                           DRAFT

         know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or
         (3) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of an Authorized Officer setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                                    (xi)     promptly upon receipt thereof,
         copies of all financial reports including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

                                    (xii)    immediately upon becoming aware
         thereof, notice to the Administrative Agent of any loss or destruction of, or substantial damage to, any material portion of the Collateral, and any other matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral;

                                    (xiii)   promptly upon request, such other
         information concerning the condition or operations, financial or otherwise, of any Loan Party as the Administrative Agent may from time to time may reasonably request; and

                                    (xiv)    promptly upon request of any
         Lender, through the Administrative Agent, the Borrower shall provide copies of all Federal, state, local tax

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

                                                                           DRAFT

         returns and reports filed by the Borrower or any Subsidiary of the Borrower in respect of taxes measured by income (excluding sales, use and like taxes).

                           (b) Additional Guaranties and Collateral Security. To
the extent any Subsidiary of the Borrower is not a party to the Guaranty, the Pledge Agreement or the Security Agreement after the date hereof, the Borrower shall cause (i) each of its Subsidiaries to execute and deliver to the Administrative Agent promptly and in any event within three days after the formation, acquisition or change in status thereof (A) a Supplemental Agreement, together with (1) certificates evidencing all of the Capital Stock of such Subsidiary and any Person owned by such Subsidiary, (2) undated stock powers executed in blank with signature guaranteed, (3) such financing statements as the Administrative Agent may require and (4) such opinion of counsel and such approving certificate of such Subsidiary as the Administrative Agent may require, and (B) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Administrative Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by the Pledge Agreement or the Security Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations.

                           (c) Compliance with Laws, Etc. Comply, and cause each
of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (whether federal, state or local (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to any Health Care Law, any zoning of building law, employment matters, public and employee health and safety and all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except in each case, to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                           (d) Preservation of Existence, Etc. Except to the
extent permitted by Section 6.02(c) and except as disclosed in writing to the Administrative Agent prior to the date hereof, maintain and preserve, and cause each of the other Loan Parties to maintain and preserve, their existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary.

                           (e) Keeping of Records and Books of Account. Keep,
and cause each of the other Loan Parties to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                           (f) Inspection Rights. Permit, and cause each of the
other Loan Parties to permit, the Administrative Agent or representatives thereof at any time and from time to time during normal business hours and, in the absence of a continuing Event of Default, upon reasonable prior notice (but in no event more than one time in any thirty day period), at the

                                                                           DRAFT

expense of the Borrower, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and other assets of the Loan Parties, to conduct audits, physical counts, valuations, appraisals, environmental assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof. An Authorized Officer of the Borrower shall have the right to be present during such examinations and audits. Nothing in this section or otherwise in this Agreement shall require the Borrower or any other Loan Party to provide or permit access to or for a Person who is a competitor.

                           (g) Maintenance of Properties, Etc. Maintain and
preserve, and cause each of the other Loan Parties to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of the other Loan Parties to comply, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                           (h) Maintenance of Insurance. Maintain, and cause
each other Loan Party to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent and the Administrative Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If the Loan Parties fail to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, and the Loan Parties, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                           (i) Obtaining of Permits, Etc. Obtain, maintain and
preserve, and cause each other Loan Party to obtain, maintain and preserve, all permits, licenses,

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                                                                           DRAFT

authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and become or remain, and cause each other Loan Party to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where all such failure to comply with this Section 6.01(i) could not reasonably be expected to result in a Material Adverse Effect.

                           (j) Environmental. (i) Keep any property either owned
or operated by it or any of the other Loan Parties free of any Environmental Liens; (ii) comply, and cause the other Loan Parties to comply, in all material respects with Environmental Laws and provide to the Administrative Agent documentation of such compliance which the Administrative Agent reasonably requests; (iii) immediately notify the Administrative Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Loan Parties and take any Remedial Actions required to abate said Release; (iv) promptly provide the Administrative Agent with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to result in a Material Adverse Effect, and (v) defend, indemnify and hold harmless the Administrative Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, release or threatened release of any Hazardous Materials on any property at any time owned or occupied by any Loan Party (or its respective predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials and/or (D) any violation of any Environmental Law.

                           (k) Further Assurances. Take such action and execute,
acknowledge and deliver, and cause each of the other Loan Parties to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to the Permitted Liens described in clauses (iii), (iv) and (vii) of the definition of "Permitted Liens") any of the Collateral or any other property of the Loan Parties, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agents the rights now or hereafter intended to be granted to the Agents and the Lenders under this Agreement or any other Loan Document.

                           (l) Collateral Records. Execute and deliver and cause
each of the other Loan Parties to execute and deliver, to the Collateral Agent for the benefit of the Lenders

                                                                           DRAFT

from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                           (m) Use of Proceeds. Use the proceeds of the
Revolving Loans only for the purposes set forth in Section 5.01(s).

                           (n) Maintain Operating Accounts. Maintain all of its
operating accounts and cash management arrangements with financial institutions approved by the Administrative Agent and on terms (which shall include obtaining blocked account agreements) satisfactory to the Administrative Agent in its sole discretion

                           (o) Acquisitions. The Borrower shall give the
Administrative Agent ten (10) days prior written notice of each proposed Permitted Acquisition, and together with such notice and also on the date of such proposed Permitted Acquisition, the Borrower shall furnish the Administrative Agent with a certificate of the Borrower regarding compliance with the terms of this definition of "Permitted Acquisition" and such other evidence of compliance with this definition of "Permitted Acquisition" as the Administrative Agent shall reasonably request.

                  Section 6.02 Negative Covenants. So long as any principal of or interest on any Revolving Loan, or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower shall not, unless the Required Lenders shall otherwise consent in writing:

                           (a) Liens, Etc. Create, incur, assume or suffer to
exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names any Loan Party as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to any Loan Party or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, or permit any of the other Loan Parties to do any of the foregoing, other than Permitted Liens.

                           (b) Indebtedness. Create, incur, assume, guarantee or
suffer to exist, or otherwise become or remain liable with respect to, or permit any of the other Loan Parties to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

                           (c) Fundamental Changes; Asset Sales. Wind-up,
liquidate or dissolve (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets

                                                                           DRAFT

of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of the other Loan Parties to do any of the foregoing; provided, that,

                                    (i)      the Borrower and any other Loan
         Party may sell (A) readily marketable securities (1) in the ordinary course of business and (2) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (B) may sell assets (other than readily marketable securities) to the extent that the aggregate gross cash proceeds therefrom do not exceed $[500,000] for any period following the date hereof and ending on the date the Obligations are paid in full and the Revolving Credit Commitment terminated, provided that (x) an Authorized Officer of the Borrower certifies on behalf of the Borrower that any such sale of assets is estimated by the Borrower in good faith to be at a price equal to or greater than the then fair market value of such asset and (y) in the case of sales of assets in respect of which the book value is greater than $[________ ], such sale shall have been approved by the board of directors of the Borrower;

                                    (ii)     any Loan Party that is no longer
         actively engaged in any business or activities and does not have property and assets with an aggregate fair value or book value in excess of $[_______] may be wound up, liquidated or dissolved by the Borrower so long as such winding up, liquidation or dissolution is determined in good faith to be in the best interests of the Borrower and such Loan Party by the board of directors of the Borrower;

                                    (iii)    if at the time thereof and
         immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration, and (B) any Loan Party may merge into or consolidate with any other Loan Party in a transaction in which the surviving entity is a Loan Party and no Person other than the Borrower or a Loan Party receives any consideration;

                                    (iv)     the Borrower and any other Loan
         Party may lease and sublease assets in the ordinary course of business;

                                    (v)      any Loan Party may sell, assign,
         pledge or otherwise transfer any of its assets to the Borrower or any other Loan Party;

                                    (vi)     the Borrower or any other Loan
         Party may (A) purchase and sell Inventory, medical equipment and services in the ordinary course of business and (B) dispose of obsolete, scrap or surplus equipment which is no longer necessary or useful in the reasonable judgment of the Borrower or such Loan Party for the conduct of its business, provided that the consent of the Agents shall be required for any sale or disposition referred to in this paragraph (vi) in which the fair market value of the property disposed of, or the Net Cash Proceeds received by any of the Borrower and the other Loan Parties in connection with any such Disposition exceeds $[_________] in the aggregate;

                                                                           DRAFT

provided that, in the case of all sales or other dispositions permitted by this
Section 6.02(c) the Borrower complies with the terms of Section 2.05(c)(iii).

                           (d) Change in Nature of Business. Make, or permit any
of the other Loan Parties to make, any change in the nature of its business as carried on at the date hereof.

                           (e) Loans, Advances, Investments, Etc. Make or commit
or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of the other Loan Parties to do any of the foregoing, except for:

                                    (i)      Permitted Investments,

                                    (ii)     Investments existing on the date
         hereof, as set forth on Schedule 6.02(e), but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof (other than any non-cash increase thereof as required by GAAP accounting);

                                    (iii)    Investments by the Borrower or any
         other Loan Party in (A) any Loan Party or in any Person that, immediately after the making of such investment, is a Guarantor; and
         (B) any Joint Venture that (x) is in existence as of the date hereof and described on Schedule 5.01(l), and (y) in which such Loan Party has an ownership interest in excess of [_______ %], to purchase any portion of or all the ownership interest of any partner or co-owner in such Joint Venture in an aggregate amount for all Joint Ventures not in excess of $[________];

                                    (iv)     Permitted Acquisitions;

                                    (v)      Investments arising from
         transactions by the Borrower or any of the other Loan Parties with customers or suppliers in the ordinary course of business, including debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business and in the exercise of the reasonable business judgment of the Borrower or such Subsidiary;

                                    (vi)     acquisitions constituting a
         transaction permitted by Section 6.02(c)(iii) or 6.02(c)(v); and

                                    (vii)    temporary loans and advances by a
         Loan Party to another Loan Party in the ordinary course of business to the extent permitted under clause (vi) of the definition of Permitted Indebtedness.

                                                                           DRAFT

                           (f) Rental Obligations. Incur, create, assume or
permit to exist or permit any of the other Loan Parties to incur, create, assume or permit to exist, in respect of leases of real and personal property (other than finance leases), monetary rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums, other than (i) those set forth on Schedule 6.02(f) and any renewal or replacement thereof and (ii) other such obligations incurred in the ordinary course of business or representing increased annual rental costs in replacing existing leases of real property in an annual aggregate amount for the Borrower and the other Loan Parties not to exceed $[__________] in any Fiscal Year.

                           (g) Restricted Payments. (i) Declare or pay any
dividend or other distribution, direct or indirect, on account of its Capital Stock, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of its Capital Stock, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of its Capital Stock, (iv) return any of capital to any of its holders of its Capital Stock, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party) pursuant to any management, consulting or other services agreement to any of the holders of its Capital Stock or other Affiliates, or to any Party, or permit any of the other Loan Parties to do any of the foregoing, except that:

                                    (A)      the Borrower may declare or
                  distribute dividends payable solely in its common stock;

                                    (B)      any Loan Party may declare and pay
                  dividends or make other distributions to (i) the Borrower and
                  (ii) any other Loan Party;

                                    (C)      any Joint Venture may make
                  distributions to its owners ratably in accordance with the respective ownership interests in such JV Subsidiary;

                                    (D)      the Borrower may make payments or
                  distributions with respect to stock-based compensation or retirement plans approved by the board of directors (including a majority of the disinterested directors); and

                                    (E)      the Borrower may make payments or
                  distributions with respect to the repurchase of Capital Stock pursuant to the Stockholders Agreement.

                           (h) Transactions with Affiliates. Except as set forth
on Schedule 6.02(h), enter into, renew, extend or be a party to, or permit any of the other Loan Parties to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course

                                                                           DRAFT

of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Loan Parties than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof and (ii) transactions among the Loan Parties.

                           (i) Sale and Lease-Back Transactions. Enter into, or
permit any of the other Loan Parties to enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the Borrower or any other Loan Party may enter into any such arrangement with respect to computer equipment and motor vehicles so long as the aggregate amount of Indebtedness incurred in connection with such arrangements does not exceed $[________] at any time outstanding.

                           (j) Sales of Receivables. Sell, assign, discount,
transfer, or otherwise dispose of, or permit any of its Subsidiaries to sell, assign, discount, transfer, or otherwise dispose of, any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

                           (k) Limitations on Dividends and Other Payment
Restrictions Affecting Loan Parties Owned by the Borrower or any Other Loan Party. Directly or indirectly create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party owned by the Borrower or any other Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of (or other ownership or profit interest in) such Loan Party owned by the Borrower or any other Loan Party, (ii) to pay or prepay any Indebtedness owed to the Borrower or any other Loan Party, (iii) to make loans or advances to the Borrower or any other Loan Party or (iv) to transfer any of its property or assets to the Borrower or any other Loan Party; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(k) shall prohibit or restrict:

                                    (A)      this Agreement and the other Loan
                  Documents;

                                    (B)      any agreements set forth on
                  Schedule 6.02(k) hereto;

                                    (C)      any applicable law, rule or
                  regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                                    (D)      in the case of clause (iv) of this
                  Section 6.02(k), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; and

                                                                           DRAFT

                                    (E)      in the case of clause (iv) of this
                  Section 6.02(k), any holder of a Lien otherwise permitted to exist under Section 6.02(a) from restricting on customary terms the transfer of any property or assets subject thereto.

                           (l) Limitation on Issuance of Capital Stock of
Subsidiaries, Etc. Permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of such Subsidiary's Capital Stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its Capital Stock (or other ownership or profit interests therein) or any warrants, or rights or options to acquire any shares of its Capital Stock (or other ownership or profit interests therein), other than to the Borrower.

                           (m) Accounting Changes, Etc. Make or permit, or
permit any of its Subsidiaries to make or permit, any change in its or their (i) accounting policies or reporting practices, except as required by GAAP or applicable law and disclosed to the Lenders and to the Administrative Agent or
(ii) its Fiscal Year.

                           (n) Prepayment or Modification of Indebtedness;
Modification of Charter Documents. (i) Directly or indirectly prepay, redeem, purchase or retire any Indebtedness, or permit any of its Subsidiaries to directly or indirectly prepay, redeem, purchase or retire any Indebtedness, other than (A) Indebtedness incurred hereunder, and (B) Capitalized Lease Obligations; or (ii) amend or otherwise modify, or permit any of its Subsidiaries to amend or modify, their respective certificates or articles of incorporation or other constitutive documents or preferred stock/certificates of designations to the extent such amendments or modifications would be adverse to the Lenders in any material respect.

                           (o) Negative Pledges, Etc. Enter into any agreement
(other than this Agreement or any other Loan Document) which (i) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (ii) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

                           (p) Status of Receivables and Other Collateral. Seek
to qualify, or maintain the qualification of, an Accounts Receivable as an Eligible Receivable unless (i) such Accounts Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by such Loan Party, or work, labor and/or services theretofore rendered by such Loan Party; or (ii) to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Accounts Receivable shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract.

                           (q) Cash Disbursement Accounts. Permit any
disbursement or funding account (including, without limitation, the Loan Account) at any time to contain a balance in excess of that reasonably required to meet disbursements actually incurred, to make payments on

                                                                           DRAFT

the Obligations and to pay benefits, payroll or other recurring expenses of the Borrower on the due date therefor.

                           (r) Capital Expenditures. Make or commit or agree to
make, or permit any of other Loan Parties to make or commit or agree to make, any Capital Expenditure that would cause the aggregate amount of all such Capital Expenditures arising from making purchases or entering into Capitalized Leases by the Borrowers and the other Loan Parties including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 6.02(a)), to exceed $____________ in any calendar month ending during the period from the Effective Date through the Final Maturity Date, provided, that so long as the aggregate amount of all such Capital Expenditures does not exceed $_________ in any such month, (A) any unused amount from any such month may be carried forward to any succeeding month and (B) the available amount from one or more future month may be added to the amount available under this Section 6.02(r) for the then current month.

                           (s) Minimum Net Worth. Permit the Net Worth of the
Borrower at any time to be less than the corresponding amount set forth below:

                  [To Come]

                           (t) Minimum EBITDA. Permit EBITDA of the Borrower for
any fiscal quarter ending after the date hereof to be less than the corresponding amount set forth below:

Fiscal Quarter End                    Minimum EBITDA
------------------------------------------------------
September 2003                      $
------------------------------------------------------
December 2003                       $
------------------------------------------------------
March 2004                          $
------------------------------------------------------
June 2004                           $
------------------------------------------------------
September 2004                      $
------------------------------------------------------
December 2004                       $
------------------------------------------------------
March 2005                          $
------------------------------------------------------
June 2005                           $
------------------------------------------------------
September 2005                      $
------------------------------------------------------
December 2005                       $
------------------------------------------------------

                                                                           DRAFT

March 2006                          $
------------------------------------------------------
June 2006                           $
------------------------------------------------------
September 2006                      $
------------------------------------------------------
December 2006                       $
------------------------------------------------------
March 2007                          $
------------------------------------------------------
June 2007                           $
------------------------------------------------------
September 2007                      $
------------------------------------------------------
March 2008                          $
------------------------------------------------------
June 2008                           $
------------------------------------------------------
September 2008                      $
------------------------------------------------------

                           (u) Leverage Ratio. Permit the Leverage Ratio for any
fiscal quarter ending after the date hereof to be less than the corresponding amount set forth below:

                  [To Come]

                           (v) Fixed Charge Coverage Ratio. Permit the Fixed
Charge Coverage Ratio of the Borrower and its Subsidiaries for each period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the amount set forth opposite such date:

                  Fiscal Quarter End          Fixed Charge Coverage Ratio

                  [To Come]

                           (w) Minimum Eligible Accounts Receivable. Permit the
Net Amount of Eligible Accounts Receivable at any time to be less than $[_____].

                           (x) Minimum Liquidity. Permit the sum of (i) the
Borrower's unrestricted immediately available cash, plus (ii) Availability, at any time after the date hereof to be less than $[_________].

                                                                           DRAFT

                                  ARTICLE VII

                                 CASH MANAGEMENT

                  The Borrower shall (i) cause all cash and all proceeds from Accounts Receivable to be deposited into the Depository Accounts in the ordinary course of business of the Borrower and its Subsidiaries consistent with past practice, (ii) cause all funds in the Depository Accounts to be transferred into the Cash Concentration Account on a daily basis and (iii) upon demand by the Administrative Agent during the continuance of an Event of Default and upon five
(5) Business Days notice by the Administrative Agent to the Borrower in the absence of a continuing Event of Default (A) cause all cash deposited in the Cash Concentration Account to be sent by wire transfer to the Administrative Agent Account on a daily basis, (B) instruct the Administrative Agent to cause all funds transferred to the Administrative Agent Account to be credited to the Loan Account and applied to reduce the Obligations outstanding from time to time, and (C) take all such actions as the Administrative Agent deems necessary or advisable to send all cash, all remittances or other proceeds of Collateral to the Administrative Agent Account to be applied to the Obligations. The Borrower shall promptly, and in any event not later than five (5) days after the opening of any such new account, notify the Administrative Agent in writing of the creation of any new Depository Account and shall within five (5) days of a request by the Administrative Agent execute and deliver to the Administrative Agent a notice letter, in form and substance reasonably satisfactory to the Administrative Agent. Upon payment in full of all of the Obligations and the termination of all of the Revolving Credit Commitments the Administrative Agent will, upon the request and at the expense of the Borrower, return all cash in the Administrative Agent Account that has not been applied in accordance with this Article VII and Section 8.01 to the Borrower or to such other Person as may be entitled thereto.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  Section 8.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                           (a) the Borrower shall fail to pay any principal of
or interest on any Revolving Loan, any Administrative Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document or in connection with any other Credit Event when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

                           (b) any representation or warranty made or deemed
made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Credit Event hereunder or any Loan Document or under or in connection with any report, certificate, or other document delivered to the Administrative Agent or the Lenders pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made; or

                                                                           DRAFT

                           (c) any Loan Party shall fail to perform or comply
with any covenant or agreement contained in (i) subsection (a), (b), (d) or (m) of Section 6.01, Section 6.02 or Article VII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in the Pledge Agreement or the Security Agreement, or (ii) subsection (c), (e), (f), (g), (h),
(i), (j), (k) or (l) of Section 6.01, and such failure in the case of this clause (ii), if capable of being remedied, shall remain unremedied for five days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Administrative Agent to such Loan Party; or

                           (d) any Loan Party shall fail to perform or comply
with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a) and (c) of this Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Administrative Agent to such Loan Party; or

                           (e) any of the Loan Parties shall (i) voluntarily
commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person thereof or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing; or

                           (f) an involuntary proceeding shall be commenced or
an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any of the Borrower and the other Loan Parties, or of a substantial part of the property or assets of any such Person, under the Bankruptcy Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any of the Borrower and the other Loan Parties, or for a substantial part of the property of any of the Borrower and the other Loan Parties and such Person, or (iii) the winding-up or liquidation of any of the Borrower and the other Loan Parties; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days; or

                           (g) default shall be made with respect to any
Indebtedness of any Loan Party (excluding Indebtedness outstanding hereunder) which either individually or taken together with other Indebtedness as to which a default has occurred shall exceed $[1,000,000] if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness; or

                           (h) a judgment (not reimbursed by insurance policies
of any of the Borrower and its Subsidiaries) or decree for the payment of money, a fine or penalty which when

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                                                                           DRAFT

taken together with all other outstanding judgments, decrees, fines and penalties shall exceed $[1,000,000] shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to levy upon assets or properties to enforce such judgment, decree, fine or penalty; or

                           (i) any provision of any Loan Document shall at any
time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over it, seeking to establish the invalidity or unenforceability thereof, any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; or

                           (j) the Pledge Agreement, the Security Agreement or
any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby; or

                           (k) a Change of Control shall have occurred; or

                           (l) any material damage to, or loss, theft or
destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of a Loan Party if, in the case of any of the foregoing, such event or circumstance would have a Material Adverse Effect; or

                           (m) a Lien or Liens, individually or in the aggregate
exceeding $[1,000,000] arising from unpaid Federal, state or local taxes shall be filed against any property or assets of any Loan Party; or

                           (n) any Loan Party or any of its ERISA Affiliates
shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal any Loan Party or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $[100,000]; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof such Loan Party's, or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $[100,000]; or

                           (o) any Termination Event with respect to any
Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Administrative Agent, (i) such Termination Event (if correctable) shall not have been corrected,

                                                                           DRAFT

and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than [$100,000] (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 4971 or 4975 of the Code, the liability is in excess of such amount); or

                           (p) the Confirmation Order shall have been revoked or
shall cease to be in full force and effect, or shall be amended, supplemented, stayed, reversed, vacated, or otherwise modified (or any Loan Party shall apply, or support others in their application for authority, to do so);

then, and in any such event, the Administrative Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate the Revolving Credit Commitments, whereupon the Revolving Credit Commitments shall terminate immediately, (ii) declare all Revolving Loans then outstanding to be forthwith due and payable, whereupon the aggregate principal of such Revolving Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement shall become due and payable immediately without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Revolving Credit Notes to the contrary notwithstanding and (iii) exercise any and all of its other rights and remedies under applicable law (including, but not limited to, the Uniform Commercial Code), hereunder and under the other Loan Documents.

                                   ARTICLE IX

                                     AGENTS

                  Section 9.01 Appointment. Each Lender (and each subsequent holder of any Revolving Credit Note by its acceptance thereof) hereby irrevocably appoints and authorizes each Agent to perform its duties as an Agent as set forth in this Agreement and the other Loan Documents, including, as applicable: (i) to receive on behalf of each Lender any payment of principal of or interest on the Revolving Credit Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that such Agent shall not have any liability to the Lenders for such Agent's inadvertent failure to distribute any such notices or agreements to the Lenders and (iii) subject to Section 9.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Revolving Credit Notes), each Agent shall not be required to exercise any discretion or take any action, but shall

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                                                                           DRAFT

be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all holders of Revolving Credit Notes.

                  Section 9.02 Nature of Duties. Neither Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of each Agent shall be solely mechanical and administrative in nature. Neither Agent shall have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, is intended to or shall be construed to impose upon any Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own determination of the creditworthiness of the Loan Parties and the value of the Collateral, and neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Revolving Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

                  Section 9.03 Rights, Exculpation, Etc. Neither Agent nor their respective Affiliates or any such Agents' or Affiliates' any of its directors, officers, shareholders, agents, attorneys, representatives, advisors, consultants or employees shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents. Without limiting the generality of the foregoing, each Agent (i) may treat the payee of any Revolving Credit Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 10.07 hereof, signed by such payee and in form satisfactory to such Agent; (ii) may consult with legal counsel (including, without limitation, counsel to such Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the

                                                                           DRAFT

existence, priority or perfection of any Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Neither Agent nor any of their respective Affiliates, or any of such Agents' or Affiliates' directors, officers, shareholders, agents, attorneys, representatives, advisors, consultants or employees shall be liable for any apportionment or distribution of payments made in good faith pursuant to Section 2.02(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or required to take or to grant, and if such instructions are promptly requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement, the Revolving Credit Notes or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

                  Section 9.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  Section 9.05 Indemnification. To the extent that any Agent or any of its Affiliates or any of such Agents', or Affiliates', directors, officers, shareholders, agents, attorneys, representatives, advisors, consultants or employees (the "Agent Indemnitees") is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify any such Agent Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such Agent Indemnitees in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by any such Agent Indemnitees under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 9.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from any such Agent Indemnitee's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 9.05 shall survive the payment in full of the Revolving Loans and the termination of this Agreement.

                  Section 9.06 Agent Individually. With respect to its Pro Rata Share of the Total Revolving Commitment hereunder, the Revolving Loans made by it and the Revolving Credit Notes issued to or held by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth

                                                                           DRAFT

herein for any other Lender or holder of a Revolving Credit Note and any other Credit Event applicable to it. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any of the Borrower and its Subsidiaries as if it were not acting as an Agent pursuant hereto without any duty to account to the Lenders.

                  Section 9.07 Successor Agent.

                           (a) Any Agent may resign from the performance of all
its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the Required
Lenders shall appoint a successor Agent who, in the absence of a continuing Event of Default, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Loan Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                           (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who, if an Event of Default is not continuing, shall be reasonably satisfactory to the Borrower, who shall serve as Administrative Agent and/or Collateral Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

                  Section 9.08 Collateral Matters.

                           (a) Each Agent may from time to time, during the
occurrence and continuance of an Event of Default, make such disbursements and advances ("Agent Advances") which such Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Revolving Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.04. Each Agent Advance shall be repayable on demand and be secured by the Collateral. Each Agent Advance shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder. Each Agent shall notify

                                                                           DRAFT

each Lender and the Borrower in writing of each Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 9.05, each Lender agrees that it shall make available to each Agent, upon such Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Agent Advance. If such funds are not made available to such Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon, for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                           (b) The Lenders hereby irrevocably authorize the
Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by if upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Revolving Loans and all other Obligations which have matured and which such Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing such Agent's authority to release particular types or items of Collateral pursuant to this Section 9.08(b).

                           (c) Without in any manner limiting the Collateral
Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 9.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon such Agent under Section 9.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in such Agent's opinion, would expose it to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                           (d) Collateral Agent shall have no obligation
whatsoever to any Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to such Agent pursuant to this Agreement has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to such Agent in this Section 9.08 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, such Agent may act in any manner it may deem appropriate, in

                                                                           DRAFT

its sole discretion, given such Agent's own interest in the Collateral as one of the Lenders and that such Agent shall have no duty or liability whatsoever to any other Lender.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered,
`
                  if to the Borrower, to it at the following address:

                  [NOTE: ADD NEW ADDRESS]

                  Attention:
                  Telephone:
                  Telecopier:

                  if to the Collateral Agent, to it at the following address:

                  299 Park Avenue
                  22nd Floor,
                  New York, New York 10171
                  Attention: Mark Neporent
                  Telephone: 212-891-2153
                  Telecopier: 212-891-1540

                  if to the Administrative Agent, to it at the following address:

                  2450 Colorado Avenue
                  Suite 3000 West
                  Santa Monica, California 90404
                  Attention: M. Edward Stearn
                  Telephone: [310-453-7376]
                  Telecopier:[310-453-7470]

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10155
                  Attention: Alan B. Miller, Esq.
                  Telephone: (212) 310-8272
                  Telecopier: (212) 310-8007

                                                                           DRAFT

                  if to any Lender, to it at such address as such Lender may designate in the applicable Assignment and Acceptance, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Administrative Agent pursuant to Article II shall not be effective until received by the Administrative Agent.

                  Section 10.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Revolving Credit Note, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given provided, however, that no amendment, waiver or consent shall without the written consent of each Lender
(i) increase the Revolving Credit Commitment of any Lender, reduce the principal of, or interest on, the Revolving Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on the Revolving Loans payable to any Lender, or extend the Final Maturity Date, (ii) increase the Total Revolving Credit Commitment, (iii) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents) subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release any Loan Party from its obligations under any Loan Document, or (vi) amend, modify or waive this Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by either Agent, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

                  Section 10.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  Section 10.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of the Agents (and, in the case of clauses (b) through (m) below, each Lenders), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agents (and, in the case of clauses (b) through (m) below, each

                                                                           DRAFT

Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searching and reviewing, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents, pursuant to Section 6.01(b), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agents or the Lenders by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against the Borrower and each other Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document,
(f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower or any other Loan Party, (j) the receipt by either Agent or the Lenders of any advice from professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of the Borrower and each other Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Borrower or any other Loan Party, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by either Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Agents and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, either Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

                  Section 10.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits

                                                                           DRAFT

(general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all obligations of either now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 10.06 Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 10.07 Assignments and Participations.

                           (a) This Agreement and the other Loan Documents shall
be binding upon and inure to the benefit of the Borrower and each Agent and each Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights hereunder, or under the Revolving Credit Notes, without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                           (b) Each Lender may assign to one or more other
lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Loans made by it and the Revolving Credit Notes held by it); provided, however, that (i) before making an assignment, any Lender that wishes to make such an assignment (the "Offeror") shall offer in writing to each other Lender (the "Offerees") a right of first refusal to purchase all or a portion of its interest so offered for assignment. Such Offerees promptly shall accept or reject such right of first refusal, and, if accepted, promptly shall close the purchase of all or a portion of the right, title, and interest so offered by the Offeror, and in any event within 15 Business Days of the written offer thereof by the Offeror to the Offerees, failing which the Offeror shall be free to consummate such assignment to a third person without restriction, (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Revolving Loans, and Notes, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this

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                                                                           DRAFT

Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (c) By executing and delivering an Assignment and
Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, and that its Revolving Credit Commitment and the outstanding balance of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any of their Subsidiaries or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the Assigning Lender, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes each Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                           (d) The Administrative Agent shall, as agent of the
Borrower solely for U.S. tax purposes, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount of the Revolving Loans owing to, and amounts paid to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (e) Upon its receipt of an Assignment and Acceptance
executed by an assigning Lender and an assignee, together with the Revolving Credit Notes subject to such assignment, the Administrative Agent shall, if the Administrative Agent consents to such

                                                                           DRAFT

assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrower, and (iii) record the information contained therein in the Register.

                           (f) A Registered Loan (and the Registered Note, if
any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) shall be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), the Administrative Agent shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                           (g) In the event that any Lender sells participations
in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it, specifying such participant's entitlement to payments of principal and interest with respect to such participation (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) shall be effected only by the registration of such participation on the Participant Register.

                           (h) Any Person who participates in any portion of
such Registered Loan shall provide the Lender with the appropriate forms and certifications described in Section 2.07(c) or (d), as applicable, (and updated as required by Section 2.07(c) or (d), as applicable) for such participant or any other affiliate who is a holder of beneficial interests in the Registered Loans as if such Participant or other affiliate were a Lender hereunder.

                           (i) Each Lender may sell participations to one or
more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Revolving Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Revolving Credit Commitment hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Revolving Loans, or

                                                                           DRAFT

(B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Revolving Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Borrower or any Guarantor (in Section 9.08 or any Loan Document).

                  Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  Section 10.09 GOVERNING LAW. THIS AGREEMENT, THE REVOLVING CREDIT NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  Section 10.10 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT.

                  Section 10.11 Consent by the Administrative Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Administrative Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower and any other Loan Party are parties and to which the Administrative Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Administrative Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

                  Section 10.12 No Party Deemed Drafter. Each of the parties hereto agrees that each of the Loan Documents shall be deemed to have been drafted jointly by the Agents, the Lenders, the Borrower and the Loan Parties, and that none of the Loan Documents shall be

                                                                           DRAFT

construed in favor of any party as against another by virtue of such Loan Document having been drafted by such other party.

                  Section 10.13 Indemnification. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agents', each Lender and all of their respective Affiliates and all of such Agents', Lender's and such Affiliates' officers, directors, shareholders, employees, attorneys, representatives, advisors, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Administrative Agent's or any Lender's furnishing of funds to the Borrower for the account of the Borrower under this Agreement, including, without limitation, the management of any such Revolving Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this
Section 10.13 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Without limiting the foregoing, "Indemnified Matters" includes: (i) all Environmental Liabilities and Costs arising from or connect with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Loan Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release on, upon or into such property or any contiguous real estate, (ii) all Environmental Liabilities and Costs with respect to any matter, whether such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Loan Party, or the owner, lessee or operator of any property of any Loan Party by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), and (ii) above, to the extent (x) incurred following foreclosure by the Agents or any Lender, or any Agents or any Lender having become the successor in interest to any Loan Party and (y) attributable solely to acts of such Agents or such Lender or any agent on behalf of such Agent or such Lender. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.13 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, this Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

                                                                           DRAFT

                  Section 10.14 Records. The unpaid principal of and interest on the Notes, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Revolving Credit Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive and binding absent manifest error.

                  Section 10.15 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Agents and each Lender and when the conditions precedent set forth in Section 4.01 have been satisfied or waived in writing by the Administrative Agent, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 10.07.

                  Section 10.16 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Administrative Agent or any Lender, (iii) to examiners, auditors or accountants,
(iv) in connection with any litigation to which the Administrative Agent or any Lender is a party, (v) to the extent any Loan Party shall have consented to such disclosure in writing, (vi) in connection with the sale of Collateral pursuant to the provisions of the Loan Documents or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 10.16. The Administrative Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that the Administrative Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Administrative Agent and each Lender may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such agencies any such non-public information. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by the Agreement and the other Loan Documents (the "Transactions"), shall not apply to the tax structure or tax treatment of the Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the

                                                                           DRAFT

Transactions and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                                                                           DRAFT

                  IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                      BORROWER:

                                      CORAM, INC.

                                      By:________________________________
                                         Name:
                                         Title:

                                      AGENTS AND LENDERS:

                                      WELLS FARGO FOOTHILL, INC., as
                                      Administrative Agent and a Lender

                                      By:________________________________
                                         Name:
                                         Title:

                                      MADELEINE L.L.C., as Collateral Agent and a Lender

                                      By:________________________________
                                         Name:
                                         Title:

                                      LENDERS:

                                      GOLDMAN SACHS CREDIT PARTNERS, L.P.

                                      By:________________________________
                                         Name:
                                         Title:

                                                                           DRAFT

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I DEFINITIONS; CERTAIN TERMS.............................................................................    1

     Section 1.01        Definitions.............................................................................    1
     Section 1.02        Terms Generally.........................................................................   21
     Section 1.03        Accounting and Other Terms..............................................................   21
     Section 1.04        Time References.........................................................................   22

ARTICLE II THE REVOLVING LOANS...................................................................................   22

     Section 2.01        Revolving Credit Commitments............................................................   22
     Section 2.02        Making the Revolving Loans..............................................................   23
     Section 2.03        Revolving Credit Notes; Repayment of Revolving Loans....................................   25
     Section 2.04        Interest................................................................................   26
     Section 2.05        Reduction of Revolving Credit Commitments; Prepayment of Revolving Loans................   27
     Section 2.06        Fees....................................................................................   29
     Section 2.07        Taxes...................................................................................   30
     Section 2.08        Indemnity...............................................................................   33

ARTICLE III PAYMENTS AND OTHER COMPENSATION......................................................................   33

     Section 3.01        Payments; Computations and Statements...................................................   33
     Section 3.02        Sharing of Payments, Etc................................................................   34
     Section 3.03        Apportionment of Payments; Assumption by and Delegation of Authority to the
                           Administrative Agent .................................................................   35
     Section 3.04        Increased Costs and Reduced Return......................................................   37

ARTICLE IV CONDITIONS TO EFFECTIVENESS AND REVOLVING LOANS.......................................................   39

     Section 4.01        Conditions Precedent to Effectiveness...................................................   39
     Section 4.02        Conditions Precedent to the Making of the Initial Revolving Credit......................   42
     Section 4.03        Conditions Precedent to all Revolving Loans.............................................   44

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................   45

     Section 5.01        Representations and Warranties..........................................................   45

ARTICLE VI COVENANTS ............................................................................................   52

     Section 6.01        Affirmative Covenants...................................................................   52
     Section 6.02        Negative Covenants......................................................................   59

                                                                           DRAFT

ARTICLE VII CASH MANAGEMENT......................................................................................   67

ARTICLE VIII EVENTS OF DEFAULT...................................................................................   67

     Section 8.01        Events of Default.......................................................................   67

ARTICLE IX AGENTS ...............................................................................................   70

     Section 9.01        Appointment.............................................................................   70
     Section 9.02        Nature of Duties........................................................................   71
     Section 9.03        Rights, Exculpation, Etc................................................................   71
     Section 9.04        Reliance................................................................................   72
     Section 9.05        Indemnification.........................................................................   72
     Section 9.06        Agent Individually......................................................................   72
     Section 9.07        Successor Agent.........................................................................   73
     Section 9.08        Collateral Matters......................................................................   73

ARTICLE X MISCELLANEOUS .........................................................................................   75

     Section 10.01       Notices, Etc............................................................................   75
     Section 10.02       Amendments, Etc.........................................................................   76
     Section 10.03       No Waiver; Remedies, Etc................................................................   76
     Section 10.04       Expenses; Taxes; Attorneys' Fees........................................................   76
     Section 10.05       Right of Set-off........................................................................   77
     Section 10.06       Severability............................................................................   78
     Section 10.07       Assignments and Participations..........................................................   78
     Section 10.08       Counterparts............................................................................   81
     Section 10.09       Governing Law...........................................................................   81
     Section 10.10       Waiver Of Jury Trial, Etc...............................................................   81
     Section 10.11       Consent by the Administrative Agent and Lenders.........................................   81
     Section 10.12       No Party Deemed Drafter.................................................................   81
     Section 10.13       Indemnification.........................................................................   82
     Section 10.14       Records.................................................................................   83
     Section 10.15       Binding Effect..........................................................................   83
     Section 10.16       Confidentiality.........................................................................   83

                                                                           DRAFT

SCHEDULES AND EXHIBITS

Schedule 1.01.......................  Lenders and Lenders' Commitments
Schedule 5.01(c)....................  Government Approvals
Schedule 5.01(e)....................  Guarantors/Subsidiaries
Schedule 5.01(f)....................  Litigation
Schedule 5.01(g)....................  Material Adverse Change
Schedule 5.01(h)....................  Physician Self-Referral Laws
Schedule 5.01(i)....................  ERISA
Schedule 5.01(j)....................  Tax Matters
Schedule 5.01(l)....................  Joint Ventures
Schedule 5.01(o)....................  Real Property
Schedule 5.01(q)....................  Environmental Matters
Schedule 5.01(r)....................  Insurance
Schedule 5.01(t)....................  Bank Accounts
Schedule 5.01(u)....................  Intellectual Property
Schedule 5.01(x)....................  Place of Business; Chief Executive Office; Location of Property
Schedule 6.02(a)....................  Existing Liens
Schedule 6.02(b)....................  Existing Indebtedness
Schedule 6.02(e)....................  Existing Investments
Schedule 6.02(f)....................  Existing Rental Obligations
Schedule 6.02(h)....................  Transactions with Affiliates
Schedule 6.02(k)....................  Dividends, etc.

Exhibit A...........................  Form of Revolving Credit Note
Exhibit B...........................  Form of Guaranty
Exhibit C...........................  Form of Notice of Borrowing
Exhibit D-1.........................  Form of Pledge Agreement
Exhibit D-2.........................  Form of Security Agreement
Exhibit E...........................  Form of Borrowing Base Certificate
Exhibit F...........................  Form of Assignment and Acceptance
Exhibit G...........................  Form of Supplemental Agreement
Exhibit H...........................  Form of Solvency Certificate

                                 PLAN SUPPLEMENT
                                    PART TWO

                                                                           DRAFT

                 CERTIFICATE OF SECOND AMENDMENT AND RESTATEMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  CORAM, INC.

                  THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
(this "Certificate"), dated [   ], 2003, is being duly executed and filed to
amend and restate the Amended and Restated Certificate of Incorporation of Coram, Inc., a Delaware corporation, under Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  THE UNDERSIGNED, being duly authorized to execute and file this Certificate, does hereby certify as follows:

                  1. The original Certificate of Incorporation of Coram, Inc. was filed in the name of Coram Holdings, Inc. on March 13, 1995. A Certificate of Amendment and Restatement of Certificate of Incorporation was filed on December 29, 2000. A Certificate of Amendment to Certificate of Designation was filed on December 31, 2001. An additional Certificate of Designation was filed on December 31, 2002.

                  2. This Second Amended and Restated Certificate of Incorporation is being adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  3. The Certificate of Incorporation of Coram, Inc. is hereby amended and restated to read in its entirety as follows:

                  FIRST: The name of the corporation is Coram, Inc. (the "Corporation").

                  SECOND: The registered office of the Corporation in the State of Delaware is 3 South American Avenue, Dover, Kent County, Delaware 19901. The name of the Corporation's registered agent in the State of Delaware at such address is Delaware GCL Services, LLC.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended.

                  FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue shall be 1,000,000 shares of Common Stock, $1.00 par value. The Corporation shall not have the authority to issue any non-voting equity securities.

                  The Corporation is hereby authorized to cause shares of Common Stock to be issued from time to time. Each share of Common Stock shall be equal in all respects

                                                                           DRAFT

to every other share of Common Stock. Each share of Common Stock shall entitle the holder of such share to one vote upon all matters upon which stockholders have the right to vote.

                  FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors Of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

                  SIXTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on this_________ day of __________, 2003.

                                                  ______________________________
                                                  ___________________________
                                                  Name:
                                                  Title:

                                 PLAN SUPPLEMENT
                                   PART THREE

                                                                           DRAFT

                                     BY-LAWS
                                       OF
                                   CORAM, INC.
                            (a Delaware corporation)
                     (amended and restated as of [   ], 2003)

                                    ARTICLE I

                                  Stockholders

                  SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

                  SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

                  SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

                  SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  SECTION 5. Quorum. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the

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                                                                           DRAFT

issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

                  SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

                  SECTION 7. Voting; Proxies; Required Vote. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact, and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation the applicable record date fixed pursuant to these By-laws. Subject to the right of Cerberus Partners, L.P. ("Cerberus"), Wells Fargo Foothill, Inc. ("Foothill") and Goldman Sachs & Co. ("Goldman") to appoint directors by written notice to the Company, at all elections of directors the voting may but need not be by ballot and plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by majority or the votes cast.

                  (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  (c) Where a separate vote by a class or classes, present in person or

                                                                           DRAFT

represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

                  SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

                  SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under direction of, the Board of Directors.

                  SECTION 2. Qualification Number, Term: Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be no less than three (3) and no more than five (5) or such larger or lesser number as may be fixed from time to time by action of the Stockholders or Board of Directors (which Board of Directors action shall include the affirmative vote of the directors appointed by each of Cerberus, Foothill and Goldman), one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                  (b) Each of Cerberus, Foothill and Goldman shall have the right to appoint one director to the Board of Directors, to replace such director and to terminate

                                                                           DRAFT

the office of such director by providing a written notice to that effect (as applicable) to the Company.

                  (c) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

                  (d) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

                  SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

                  SECTION 6. Regular meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

                  SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

                  SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing

                                                                           DRAFT

or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

                  SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

                  SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation, Except for the directors appointed by each of Cerberus, Foothill and Goldman, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

                  SECTION 11. Vacancies. Except as provided in Section 2 of this
Article II and unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

                  SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                                  ARTICLE III

                                   Committees

                  SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

                  SECTION 2. Procedures. Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case

                                                                           DRAFT

where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

                  SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

                  SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

                  SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President.

                  SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

                  SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

                  SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

                                                                           DRAFT

                  SECTION 5. President and Chief Executive Officer. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

                  SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

                  SECTION 7. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

                  SECTION 8. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

                  SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

                                    ARTICLE V

                                Books and Records

                  SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and Addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

                  SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

                  SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the

                                                                           DRAFT

record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which section date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VI

                        Certificates Representing Stock

                  SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares

                                                                           DRAFT

shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

                  SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

                  SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

                  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                  SECTION 4. Lost stolen of Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                   ARTICLE VII

                                    Dividends

                  Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be

                                                                           DRAFT

declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                  Ratification

                  Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE IX

                                 Corporate Seal

                  The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving lithographing, stamping or otherwise making, placing or affixing, or causing to be printed engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

                                    ARTICLE X

                                   Fiscal Year

                  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                                                           DRAFT

                                   ARTICLE XI

                                Waiver of Notice

                  Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE XII

                     Bank Accounts, Drafts, Contracts, Etc.

                  SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

                  SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                  SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                  SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                                                           DRAFT

                                  ARTICLE XIII

                                   Amendments

                  The Board of Directors shall have power to adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

                                 PLAN SUPPLEMENT
                                    PART FOUR

                   DIRECTORS AND OFFICERS OF REORGANIZED CORAM

Directors

Robert H. Fish
Curtis Lane
Steven L. Volla

Officers

                  Reorganized Coram with operate under existing management.

                  ROBERT H. FISH has served as chairman and chief executive officer of Genesis Health Ventures, Inc. since January 2003, Prior to January 2003, he served as interim chief executive officer of Genesis (since June 2002) and interim chairman of Genesis (since November 2002). He has been a director of Genesis since October 2001. He is a managing partner of Sonoma-Seacrest, LLC, a California-based healthcare practice specializing in strategic planning, performance improvement, and merger and acquisition issues. Prior to joining Sonoma, Mr. Fish served as president and chief executive officer of St. Joseph Health System and president and chief executive officer of ValleyCare Health System. Mr. Fish holds a Bachelor of Arts degree in Sociology and Anthropology from Whittier College and a Masters in Hospital Administration from the University of California at Berkeley.

                  CURTIS LANE is a founding partner of MTS Health Partners, L.P. a merchant banking firm focused on advisory and investment opportunities in healthcare. MTS currently manages a private equity fund and engages in value-added advisory services. Prior to founding MTS Health Partners, Mr. Lane founded and managed the healthcare investment banking group at Bear, Steams & Co. Inc. from its inception in 1986 until 1998, when he joined Evercore Capital Partners, a New York-based investment and M&A advisory boutique with over $500 million under management. Under his direction, the Bear Steams Healthcare Group grew to 35 professionals and was one of the most active healthcare investment banking groups on Wall Street, completing 107 financing transactions with an aggregate value of $17.4 billion and 56 M&A and advisory assignments with an aggregate value of $20.4 billion over the last five years under Mr. Lane's leadership.

                  Prior to joining Bear Steams in 1985, Mr. Lane worked in the Corporate Finance department of Smith Barney, Harris Upham & Co., Inc. as a generalist investment banker. He graduated from the University of Pennsylvania in 1979 and earned his MBA from The Wharton School in 1980. Mr. Lane currently serves on the Board's of Wharton Undergraduate, The Lifeline Center for Child Development, America's Camp Foundation, and PENN Medicine.

                                CURRICULUM VITAE

                                 STEVEN L. VOLLA
                               1315 HUNTSMAN LANE
                                GLADWYNE,PA 19035
                              PHONE: (610)527-4094

November 2002-present               -  Pathmark Stores, Inc
                                       Chairman of the Board

June 1994 to February 2001             Primary Health System, Inc
                                       Non-executive Chairman

January 1990 to June 1994              American Healthcare Management, Inc
                                       Chairman of the Board, President and
                                       Chief Executive Officer

                                    -  NYSE publicly traded Hospital Management
                                       Company. Owning 20 hospitals-downsized to
                                       16 hospitals 70% in urban markets serving high percentage of Medicaid and indigent resident.

                                    -  Merged with OrNda 1994.

1982 - 1989                            Universal Health Services, Inc (Listed on
                                       NYSE) Senior Vice President-Operations
                                       and President, UHS Hospital Company.

                                       Responsible for all USA and International
                                       Operations Acute Care Hospital Company.

                                    -  Supervised the activity of two Divisional
                                       Vice Presidents and all staff
                                       departments.

                                    - Responsible for all business development, strategy and planning activities.

                                    - Developed a Great Britain subsidiary that grew to a three-hospital system.

                                    - Developed a strong centralized management control system.

1981-1982                              Consultant

                                    -  Financial and Operational Consulting to
                                       hospitals and health facilities in
                                       Washington State and California.

1977 - 1981                            Hyatt Medical Corporation Group Vice
                                       President

                                       Responsible for owned hospitals and
                                       larger Managed Hospitals in the western
                                       States among them:

                                    -  Southern Nevada Memorial Hospital - Las
                                       Vegas, NV (NOW University Hospital).
                                       (Owned by Clark County Nevada -Managed by
                                       Hyatt Medical Enterprises).

                                    -  Texas Tech University Hospital - (Owned
                                       by Lubbock Co. And under Consulting
                                       Agreement by Hyatt Medical Enterprises).

                                    -  West Adams Hospital, Los Angeles, CA
                                       (Community Not-for-Profit Minority
                                       hospital). Hyatt hired by Receiver to
                                       manage the hospital and prepare a plan of Reorganization.

                                    -  Kahuka Hospital (Kahuka, Hawaii)
                                       Community owned Not-for-Profit serving
                                       Northshore population involving work with
                                       State-County Hospital System.

1978 - 1981                            Lecturer (full academic appointment
                                       through academic Senate),UCLA School of
                                       Public Health.

                                       Hospital Financial Management - Core
                                       Course and Independent Studies Course.

1976 - 1977                            National Medical Enterprises, Inc.

                                       Administrator
                                       Redding Memorial Hospital, Redding, CA
                                       (Owned by National Medical Enterprises).

                                    - Supervised the rebuilding and opening of New Hospital Tower.

                                    -  Managed the operations of the hospital
                                       and 4 County Home Health Agency (Owned by
                                       National Medical Enterprises).

                                    -  Assisted Regional Administrator in
                                       supporting Weaverville Community Hospital
                                       (Owned by the County and managed by
                                       National Medical Enterprises).

1974 - 1976                            National Medical Enterprises, Inc.

                                       Administrator - Merced Community Medical
                                       Center, Merced, California

                                       County Hospital owned by Merced County,
                                       Managed by National Medical Enterprises.

                                       Assisted Regional Administrator in
                                       securing and supporting Touleme General
                                       Hospital (Owned by Touleme Co) and Los
                                       Banos Community Hospital (Owned by Not-
                                       for-Profit Foundation). Involvement in
                                       Rural Health Issues and Migrant Farm
                                       Worker Health.

1973                                   National Medical Enterprises, Inc. (NYSE)
                                       Administrator (Corporate Office)

                                    - Assisted V. P. Management Contracting in evaluating hospitals for Management Contracts.

1970 - 1973                            Assistant Executive Director
                                       Inter-Community Hospital of Covina

                                    -  Responsible for Management Engineering,
                                       all Administration and Support
                                       Departments.

1969-1970                              Administration Resident
                                       Inter- Community Hospital of Covina,
                                       Covina, California

Board Affiliations:                 -  Chairman of the Board-Pathmark Stores,
                                       Inc as of November 2002

                                    -  Chairman of the Board - Primary Health
                                       Systems, Inc. until February 2001

                                    -  Board of Directors, Pathmark, Inc.
                                       (formerly Supermarkets General Holding
                                       Corporation, Inc). Chairman, Compensation
                                       Committee, Member, Audit Committee.
                                       NASDQ-listed

                                    -  Board of Directors, Episcopal Academy, PA
                                       Member, Finance Committee, Development
                                       Committee

                                    -  Board of Directors, Specialty Hospital of
                                       America (Long Term Acute Care) Chairman,
                                       Audit Committee, Member, Compensation
                                       Committee.

                                    -  Board of Directors, Brown Schools, Inc.,
                                       (formerly-known as Healthcare America,)
                                       (Psychiatric Hospital Company). Chairman,
                                       Audit Committee, Member, Compensation
                                       Committee

                                    -  Sun Healthcare Group, Inc, appointed
                                       Nov., 2001. Chairman, Compensation
                                       Committee

                                    -  Served on the Board of Kendall
                                       International, a medical supply
                                       manufacturer from 1993 until its merger
                                       with Tyco Industries in 1994

                                    -  Served on the Board of Foothill Group,
                                       Inc. a financial service company from
                                       1993 until its merger with Norwest in
                                       1995. NASDQ-listed. Member, Audit
                                       Committee

                                 PLAN SUPPLEMENT
                                    PART FIVE

                       EXECUTORY CONTRACTS TO BE REJECTED

1. OmniCare Health Plan General Provider Agreement by and between Coram Healthcare (Provider) and Michigan HMO Plans Inc. d/b/a OmniCare Health Plan (Plan) effective October 1, 1996.

2. Employment Agreement by and between Coram Healthcare Corporation and Daniel Crowley dated November 30, 1999, together with and any and all amendment thereto (subject to a pending motion filed by the Chapter 11 Trustee).

                                 PLAN SUPPLEMENT
                                    PART SIX

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Settlement Agreement") is made and entered into as of this 2nd day of May, 2003 by and among HOBART G. TRUESDELL, in his capacity as Chief Restructuring Officer of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc. ("TRUESDELL"), CORAM RESOURCE NETWORK, INC., a Delaware corporation ("CRN"), CORAM INDEPENDENT PRACTICE ASSOCIATION, INC., a New York corporation ("CIPA" and together with CRN, collectively referred as "R-NET"), the OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF CORAM RESOURCE NETWORK, INC. AND CORAM INDEPENDENT PRACTICE ASSOCIATION, INC. (the "R-NET COMMITTEE"), ARLIN M. ADAMS, in his capacity as Chapter 11 Trustee For the Bankruptcy Estates of Coram Healthcare Corporation and Coram, Inc. ("TRUSTEE"), CORAM HEALTHCARE CORP., a Delaware corporation ("CHC"), and CORAM, INC., a Delaware corporation ("CI" and together with CHC, collectively referred to as "CORAM") and is made with reference to the following:

RECITALS

         A. WHEREAS, CRN and CIPA are direct or indirect wholly-owned subsidiaries of CORAM;

         B. WHEREAS, on August 19, 1999, a small group of creditors commenced an involuntary bankruptcy case against CRN pursuant to Section 303 of Title 11 of the United States Code Sections 101, et. seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         C. WHEREAS, on November 12, 1999, CRN consented to the involuntary bankruptcy filing, and, together with CIPA, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code;

         D. WHEREAS, R-NET's bankruptcy cases (the "R-NET Bankruptcy Cases") were consolidated for administrative purposes and are now pending in the Bankruptcy Court under the docket of In re Coram Resource Network Inc. and Coram Independent Practice Association, Inc., Case No. 99-2889 (MFW);

         E. WHEREAS, on November 23, 1999, the R-NET COMMITTEE was appointed;

         F. WHEREAS, on December 6, 1999, Hobart G. Truesdell was appointed by the Bankruptcy Court as R-NET's Chief Liquidating Officer;

         G. WHEREAS, in March of 2000, CHC, together with certain affiliates, filed proofs of claim in the R-NET Bankruptcy Cases totaling $49,426,856.89 (the "CORAM Claim") representing the net amount due to CORAM from R-NET from 1995 through 1999 for: (a) services provided to CRN by CHC and its affiliates, (b) inter-company receivables owed to CHC for expenses paid by CHC on behalf of CRN; and (c) repayments on a letter of credit made on behalf of R-NET (the CORAM Claim is net of a credit of $207,100,175 for cash received by CHC on behalf of R-NET);

         H. WHEREAS, the R-NET COMMITTEE objected to CHC's proofs of claim;

         I. WHEREAS, on or about August 8, 2000, CORAM commenced two bankruptcy cases (the "CORAM Bankruptcy Cases") by filing petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court;

         J. WHEREAS, the CORAM Bankruptcy Cases were consolidated for administrative purposes and are now pending in the Bankruptcy Court under the docket of In re Coram Healthcare Corp. and Coram, Inc., Case No. 00-3299 (MFW);

         K. WHEREAS, in September of 2000, R-NET filed four proofs of claim against CORAM seeking $41,524,000.00 on the basis of an alleged agreement by CORAM to reimburse R-NET for services provided by R-NET in connection with an agreement with Aetna U.S. Healthcare (the "R-NET Reimbursement Claim");

         L. WHEREAS, also in September of 2000, R-NET filed three additional proofs of claim for any and all other claims or causes of action arising in law, equity or otherwise which may be raised by R-NET (together with R-NET Reimbursement Claim, the "R-NET Claims");

         M. WHEREAS, on September 5, 2001, by Stipulation and Order Assigning to Committee the Right to Pursue Certain Claims on Behalf of the Estate, the Bankruptcy Court approved R-NET's assignment of the R-NET Claims to the R-NET COMMITTEE;

         N. WHEREAS, the entire basis for the R-NET Claims is the allegations made in that adversary proceeding filed in the R-Net Bankruptcy Cases on November 13, 2001 (the "Adversary Proceeding") styled Official Committee of Unsecured Creditors of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc. v. Coram Healthcare Corp., et al., Adv. Proc. No. 01-08795, and pending in the United States District Court for the District of Delaware (the "District Court") under Case No. 03-CV-34.

         O. WHEREAS, on or about May 31, 2000, R-NET filed the Liquidating Chapter 11 Plan of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc. together with an accompanying disclosure statement;

         P. WHEREAS, on October 21, 2002 the R-NET COMMITTEE filed the Liquidating Chapter 11 Plan as Modified Proposed by the Official Committee of Unsecured Creditors of Coram Resource Network, Inc., and Coram Independent Practice Association and accompanying disclosure statement;

         Q. WHEREAS, the TRUSTEE has objected to the R-NET COMMITTEE's disclosure statement;

         R. WHEREAS, on May 2, 2003, the TRUSTEE filed the Chapter 11 Trustee's Joint Plan of Reorganization (the "TRUSTEE's Plan") and accompanying disclosure statement which provides for, inter alia, approval of the Settlement Agreement;

         S. WHEREAS, the parties to this Settlement Agreement (individually and collectively referred to as the "Parties") desire to fully and completely resolve any and all disputes that have been raised or could be raised between them concerning the CORAM Claims and the R-NET Claims, including, without limitation, all claims raised in the Adversary Proceeding.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and subject to the terms and conditions set forth below, and intending to be legally bound hereby, TRUESDELL, R-NET, the R-NET COMMITTEE, CORAM and the TRUSTEE agree as follows:

         1. Claims.

                  a. R-NET's general unsecured claim against CORAM shall be fixed and allowed in the total amount of seven million nine hundred fifty thousand dollars ($7,950,000.00) (the "R-NET Settlement Amount").

                  b. CORAM's general unsecured claims against R-NET shall be fixed and allowed in the total amount of one thousand dollars ($1,000.00) per proof of claim filed (the "CORAM Settlement Amount") and distributed in accordance with the terms set forth in any plan of reorganization confirmed in the R-NET Bankruptcy Cases.

         2. Agreements of the Parties. TRUESDELL, R-NET, the R-NET COMMITTEE, CORAM and the TRUSTEE acknowledge and agree to the following terms and conditions:

                  a. The TRUSTEE's Plan provides for a pro rata distribution to holders of allowed general unsecured claims equal to one hundred cents on the dollar (without post-petition interest), and provides for a possible distribution on account of interest accruing (at the applicable federal judgment rate) from CORAM's bankruptcy petition date through the effective date of the TRUSTEE's Plan.

                  b. The TRUSTEE, TRUESDELL, R-NET and the R-NET COMMITTEE agree to use their best efforts to obtain approval of this Agreement in the CORAM BANKRUPTCY CASES through confirmation of the Trustee's Plan in accordance with the Bankruptcy Code as soon as practicable.

                  c. The TRUSTEE, TRUESDELL, R-NET and the R-NET COMMITTEE agree to use their best efforts to obtain approval of this Agreement in the R-NET Bankruptcy Cases as soon as practicable.

                  d. The TRUSTEE shall undertake his best efforts to resolve the priority tax claim(s) asserted by the Internal Revenue Service ("IRS") against R-NET as a result of the Statutory Notice of Deficiency in the aggregate amount of $12,670,543.00, plus interest, for the tax years ended September 30, 1987, September 30, 1988, September 30, 1989, September 30, 1990 and September 30, 1991, issued on or about May 14, 1999, to T2 Medical, Inc., a CI subsidiary (the "Tax Claim").

         3. Conditions Precedent. The parties hereby acknowledge and agree to the following conditions precedent to the dismissal of the Adversary Proceeding and the granting of mutual releases:

                  a. This Agreement is approved in the CORAM Bankruptcy Cases through confirmation of the Trustee's Plan (as may be modified, amended or supplemented from time to time), or any other substantially similar plan proposed by or supported by the Trustee;

                  b. This Agreement is approved in the R-NET Bankruptcy Cases;
and

                  c. The IRS withdraws the Tax Claim, the Tax Claim is expunged and/or the Tax Claim is resolved without any payment being required from TRUESDELL or R-NET.

         4. Dismissal and Release. Upon the satisfaction of all of the conditions precedent set forth in paragraph 3 above:

                  a. The R-NET COMMITTEE shall cause the Adversary Proceeding to be dismissed with prejudice;

                  b. TRUESDELL, R-NET and the R-NET COMMITTEE shall release and forever discharge (i) the TRUSTEE and each of his agents, heirs, successors in interest, assigns and attorneys, and (ii) CORAM and each of their respective past and present officers, directors, shareholders, employees, agents, predecessors, successors in interest, assigns, attorneys, parent companies, companies in common ownership, subsidiaries, lenders (and principals of lenders), and affiliates and each of them (including but not limited to Donald
J. Amaral, Steven A. Feinberg, Joseph D. Smith, James Glynn, Peter (Perry) Bernocchi, L. Peter Smith, Richard M. Smith, Scott Larson, Vito Ponzio, Kara Strickler Anderson, Wendy L. Simpson, Robyn Hansen, Scott Danitz), Cerberus Partners, L.P., Goldman Sachs Credit Partners, L.P., Foothill Capital Corporation and Foothill Income Trust, L.P., from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accountings, costs and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, , including but not limited to the Adversary Proceeding, which TRUESDELL, R-NET and/or the R-NET COMMITTEE ever had, now has, and may in the future have, relating to or arising out of the R-NET Claims and occurring from the beginning of time to the date of this Settlement Agreement.

                  c. The TRUSTEE and CORAM shall release and forever discharge
(i) TRUESDELL and each of his agents, heirs, successors in interest, assigns and attorneys, (ii) the

R-NET COMMITTEE and each of its agents, successors in interest, assigns and attorneys, and (iii) R-NET and each of their respective past and present officers, directors, shareholders, employees, agents, predecessors, successors in interest, assigns, attorneys, parent companies, companies in common ownership, subsidiaries, and affiliates and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accountings, costs and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which CORAM and/or the TRUSTEE ever had or now has, and may in the future have, relating to or arising out of the Coram Claims and occurring from the beginning of time to the date of this Settlement Agreement.

         5. Representations and Warranties.

                  a. Each of the Parties hereto represents and warrants that they have carefully read this Settlement Agreement, the contents hereof are known to them, and that this Settlement Agreement is executed voluntarily and without duress or undue influence.

                  b. Each of the Parties hereto represents and warrants that in executing this Settlement Agreement they rely solely upon their own judgment, belief, and knowledge, and on the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing this Settlement Agreement by any representations or statements covering any matters made by any of the Parties or by any person representing them or any of them.

                  c. Each of the Parties hereto represents and warrants that the persons and entities executing this Settlement Agreement have the legal authority to do so.

         6. Acknowledgements by the Parties.

                  a. Upon receipt of the settlement amounts referenced in Paragraph 1 above in the manner and method contemplated herein, THE TRUSTEE, TRUESDELL, R-NET and the R-NET COMMITTEE each acknowledge and agree that they have knowingly relinquished, waived and released any and all remedies that might otherwise be available to them for the matters or transactions that are the subject of this Settlement Agreement.

                  b. It is further acknowledged and agreed that this Settlement Agreement is a compromise of disputed claims, and that the exchange of consideration contemplated herein is not to be construed as an admission of liability on the part of the Parties hereby released.

         7. Applicable Law. This Settlement Agreement shall in all respects be interpreted, enforced and governed by the laws of the State of Delaware, disregarding Delaware's conflicts of law principles.

         8. Construction of Agreement.

                  a. This Settlement Agreement shall be construed as a whole according to its fair meaning and as if all the Parties hereto had jointly prepared this Settlement Agreement.

                  b. Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural.

                  c. Each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

                  d. The words "herein," "hereunder" and "hereto" refer to this Settlement Agreement in its entirety rather than to a particular portion of this Settlement Agreement.

                  e. Captions and headings in this Settlement Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of, this Settlement Agreement.

         9. Binding on Parties. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors, and assigns and each and every entity which now or ever was a division, parent, successor, predecessor, or subsidiary for any of the parties and/or their respective legal successors and assigns. In the event that the conditions precedent set forth in paragraph 4 above are not satisfied, each party shall be entitled to pursue any available claims, remedies or causes of action, in law or in equity, against the other party as if this Settlement Agreement did not exist.

         10. No Assignment. Except as otherwise specifically acknowledged in Recital M above, the Parties, and each of them, mutually acknowledge that they have not assigned to any person or entity all or any portion of any claim(s) released herein.

         11. Severability. In the event that any covenant, condition or other provision contained in this Settlement Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the covenant, condition, or other provision shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision. If any covenant, condition, or other provision shall be deemed invalid due to its scope or breadth, the covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         12. Waiver. A breach of any provision of this Settlement Agreement can be waived only by a writing signed by the non-breaching party. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision hereof.

         13 Amendments. This Settlement Agreement may be amended only by a written agreement executed by the Parties.

         14. Entire Agreement. This Settlement Agreement constitutes the entire agreement between or among the Parties pertaining to the subject matter hereof, and there are no terms other than those contained herein. Any prior writing or agreement previously between the Parties and/or any of their affiliates or subsidiaries is superceded by this Agreement and shall be of no force and effect.

         15. Further Action. The parties hereto agree to execute promptly upon request any and all other documents and instruments necessary to effectuate the terms of this Settlement Agreement.

         16. Counterparts. This Settlement Agreement may be executed in counterparts and by facsimile and when each of the Parties has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties.

         17. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be delivered by facsimile transmission and overnight mail, addressed to the respective parties at the following addresses (or at such other address for a party as specified by notice under this Paragraph):

                  If to CORAM:

                           Arlin M. Adams, Chapter 11 Trustee
                           Schnader Harrison Segal & Lewis LLP
                           1600 Market Street, Suite 3600
                           Philadelphia, PA  19103

                  with a copy to:

                           Barry E. Bressler, Esquire
                           Schnader Harrison Segal & Lewis LLP
                           1600 Market Street, Suite 3600
                           Philadelphia, PA  19103

                  If to R-NET:

                           Hobart G. Truesdell,
                            Chief Restructuring Officer of R-Net
                           C/o Walker Truesdell & Associates
                           380 Lexington Ave. - Suite 1514
                           New York, NY  10768

                  with a copy to:

                           Edwin J. Harron, Esquire
                           Young Conaway Stargatt & Taylor, LLP

                           The Brandywine Building
                           1000 West Street, 17th Floor
                           P.O. Box 391
                           Wilmington, DE  19899-0391

                  If to R-NET COMMITTEE:

                           Scott Shafer
                           Official Committee of Unsecured Creditors of R-Net c/o Bayada Nurses, Inc.
                           101 Executive Drive
                           Moorestown, NJ  08057

                           with a copy to:

                           Lawrence J. Tabas, Esquire
                           Obermayer Rebmann Maxwell & Hippel, LLP
                           One Penn Center, 19th Floor
                           1617 John F. Kennedy Boulevard
                           Philadelphia, PA  19103-1895

         18. Bankruptcy Court Approval. This Settlement Agreement is subject to approval by the Bankruptcy Court in both the CORAM Bankruptcy Cases and the R-NET Bankruptcy Cases. The parties irrevocably consent to the jurisdiction of the Bankruptcy Court with respect to any action to approve and enforce the terms and provisions of this Settlement Agreement and expressly waives any right to commence any such action in any other forum or to contest the jurisdiction of the Bankruptcy Court.

         IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement, effective as of the date first written above.

HOBART G. TRUESDELL                                          CORAM INDEPENDENT PRACTICE
                                                             ASSOCIATION, INC.


/s/ HOBART G. TRUESDELL                                      By: /s/ HOBART G. TRUESDELL
--------------------------------------------                    --------------------------------------------
Hobart G. Truesdell,                                            Hobart G. Truesdell,
Chief Restructuring Officer                                     Chief Restructuring Officer
Coram Resource Network, Inc. and                                Coram Resource Network, Inc. and Coram
Coram Independent Practice Association, Inc.                    Independent Practice Association, Inc.

THE OFFICIAL COMMITTEE OF                                    CORAM RESOURCE NETWORK, INC.
UNSECURED CREDITORS OF CORAM
RESOURCE NETWORK, INC. AND
CORAM INDEPENDENT PRACTICE
ASSOCIATION, INC.


By: /s/ SCOTT M. SCHAFFER                                    By: /s/ HOBART G. TRUESDELL
   -----------------------------------------                    --------------------------------------------
Name:  Scott Schaffer                                           Hobart G. Truesdell,
Title: Co-Chairman                                              Chief Restructuring Officer
                                                                Coram Resource Network, Inc. and Coram
                                                                Independent Practice Association, Inc.


ARLIN M. ADAMS                                               CORAM HEALTHCARE CORP.

 /s/ ARLIN M. ADAMS                                          By: /s/ ARLIN M. ADAMS
--------------------------------------------                    --------------------------------------------
Arlin M. Adams, as Chapter 11 Trustee of                        Arlin M. Adams, Chapter 11 Trustee of
Coram Healthcare Corp. and Coram, Inc.                          Coram Healthcare Corp. and Coram, Inc.


CORAM, INC.


By: /s/ ARLIN M. ADAMS
   -----------------------------------------
   Arlin M. Adams, Chapter 11 Trustee of
   Coram Healthcare Corp. and Coram, Inc.